Filed Pursuant to Rule 424(b)(5)
Registration No. 333-182804

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and is not an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION

Preliminary Prospectus Supplement dated September 13, 2012

PROSPECTUS SUPPLEMENT

(To Prospectus Dated August 10, 2012)

             Shares

    % SERIES A CUMULATIVE REDEEMABLE PERPETUAL PREFERRED STOCK

(Liquidation Preference $25.00 Per Share)

Apollo Residential Mortgage, Inc. is a residential real estate investment trust that invests in and manages residential mortgage-backed securities, residential mortgage loans and other residential mortgage assets throughout the United States. We are externally managed and advised by ARM Manager, LLC, or our Manager, a Delaware limited liability company and an indirect subsidiary of Apollo Global Management, LLC, which, together with its subsidiaries, we refer to as Apollo.

We are offering              shares of our     % Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share, which we refer to in this prospectus supplement as the Series A Preferred Stock. This is the original issuance of the Series A Preferred Stock.

Dividends on the Series A Preferred Stock will be cumulative from the date of original issue and payable quarterly on or about the last day of each January, April, July and October at the rate of     % per annum of its $25.00 per share liquidation preference, which is equivalent to $         per annum per share. The first dividend on the Series A Preferred Stock sold in this offering will be paid on January 31, 2013 and will be in the amount of $         per share.

Generally, we may not redeem the Series A Preferred Stock until September     , 2017, except under circumstances intended to preserve our qualification as a real estate investment trust, or REIT, for federal income tax purposes and except as described below upon the occurrence of a Change of Control (as defined herein). On and after September     , 2017, we may, at our option, redeem the Series A Preferred Stock, in whole, at any time, or in part, from time to time, for cash at a redemption price of $25.00 per share, plus any accrued and unpaid dividends (whether or not declared) to, but not including, the date of redemption. In addition, upon the occurrence of a Change of Control, as a result of which our common stock and the common securities of the acquiring or surviving entity (or American Depositary Receipts, or ADRs, representing such common securities) are not listed on the New York Stock Exchange, or NYSE, the NYSE MKT, or NYSE MKT, or the NASDAQ Stock Market, or the NASDAQ, or listed or quoted on a successor exchange or quotation system we may, at our option, redeem the Series A Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends (whether or not declared) to, but not including, the date of redemption. To the extent we exercise our redemption right relating to the Series A Preferred Stock, holders of Series A Preferred Stock will not be permitted to exercise the conversion right described below in respect of their shares called for redemption. The Series A Preferred Stock has no maturity date and will remain outstanding indefinitely unless repurchased or redeemed by us or converted in connection with a Change of Control by the holders of Series A Preferred Stock.

Upon the occurrence of a Change of Control, as a result of which our common stock and the common securities of the acquiring or surviving entity (or ADRs representing such common securities) are not listed on the NYSE, the NYSE MKT or the NASDAQ, or listed or quoted on a successor exchange or quotation system, each holder of Series A Preferred Stock will have the right (subject to our right to redeem the Series A Preferred Stock in whole or in part, as described above, prior to the Change of Control Conversion Date (as defined herein)) to convert some or all of the Series A Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of our common stock per share of Series A Preferred Stock to be converted equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends (whether or not declared) to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after the record date fixed for a Series A Preferred Stock dividend and prior to the corresponding Series A Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price (as defined herein); and

•	, or the Share Cap, subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration as described in this prospectus supplement.

No current market exists for the Series A Preferred Stock. We intend to file an application to list the Series A Preferred Stock on the NYSE under the symbol “AMTGPrA.” If this application is approved, trading of the Series A Preferred Stock on the NYSE is expected to begin within 30 days following initial delivery of the Series A Preferred Stock. Our common stock is traded on the NYSE under the symbol “AMTG.”

To ensure that we may continue to qualify as a REIT, for U.S. federal income tax purposes, among other purposes, our charter contains, and the Articles Supplementary establishing the Series A Preferred Stock will contain, restrictions on ownership and transfer of the Series A Preferred Stock. See “Description of the Series A Preferred Stock — Restrictions on Ownership and Transfer” in this prospectus supplement and “Description of Common Stock — Restrictions on Ownership and Transfer” in the accompanying prospectus. In addition, except under limited circumstances as described in this prospectus supplement, holders of the Series A Preferred Stock generally do not have any voting rights.

Investing in the Series A Preferred Stock involves a high degree of risk. See “Risk Factors” beginning on page S-9 of this prospectus supplement and page 3 of the accompanying prospectus, and the risks set forth under the caption “Item 1A. Risk Factors” included in our Annual Report on Form 10-K for the year ended December 30, 2011.

PRICE $                 A SHARE

	Price to public	Underwriting discount	Proceeds to us (before expenses)
Per Share	$	$	$
Total(1)	$	$	$

(1)	Assumes no exercise of the underwriters’ option to purchase additional shares.

We have granted the underwriters the option to purchase up to              additional shares of the Series A Preferred Stock from us on the same terms and conditions set forth above within 30 days of the date of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares on or about                     , 2012, through The Depository Trust Company.

Morgan Stanley	UBS Investment Bank	J.P. Morgan

Credit Suisse	RBC Capital Markets	Stifel Nicolaus Weisel	JMP Securities

The date of this prospectus supplement is September     , 2012

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering and also updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus, the information in this prospectus supplement shall control. In addition, any statement in a filing we make with the Securities and Exchange Commission, or the SEC, that adds to, updates or changes information contained in an earlier filing we made with the SEC shall be deemed to modify and supersede such information in the earlier filing.

You should read this document together with additional information described under the heading “Where You Can Find More Information and Incorporation by Reference” in this prospectus supplement. You should rely only on the information contained or incorporated by reference in this document. Neither we nor the underwriters have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus supplement and the accompanying prospectus, as well as the information we have previously filed with the SEC and incorporated by reference in this document, is accurate only as of its date or the date which is specified in those documents.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this prospectus supplement within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. For these statements, we claim the protections of the safe harbor for forward-looking statements contained in such Sections. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond our control. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. When we use the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, we intend to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking:

•	the use of proceeds of this offering;

•	market trends in our industry, interest rates, real estate values, the debt securities markets, the U.S. housing market or the general economy or the demand for residential mortgage loans;

•	our business and investment strategy;

•	our operating results and potential asset performance;

•	actions and initiatives of the U.S. government and changes to U.S. government policies and the execution and impact of these actions, initiatives and policies;

•	the state of the U.S. economy generally or in specific geographic regions;

•	economic trends and economic recoveries;

•	our ability to obtain and maintain financing arrangements, including securitizations;

•	the favorable Agency RMBS return dynamics available;

•	the level of government involvement in the U.S. mortgage market;

•	the anticipated default rates on non-Agency RMBS;

S-ii

•	the return of the non-Agency RMBS securitization market;

•	general volatility of the securities markets in which we participate;

•	changes in the value of our assets;

•	interest rate mismatches between our target assets and any borrowings used to fund such assets;

•	changes in interest rates and the market value of our target assets;

•	changes in prepayment rates on our target assets;

•	effects of hedging instruments on our target assets;

•	rates of default or decreased recovery rates on our target assets;

•	the degree to which our hedging strategies may or may not protect us from interest rate volatility;

•	the impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters;

•	our ability to maintain our qualification as a real estate investment trust, or REIT, for U.S. federal income tax purposes;

•	our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended, or the 1940 Act;

•	availability of opportunities to acquire Agency RMBS, non-Agency RMBS, residential mortgage loans and other residential mortgage assets;

•	availability of qualified personnel;

•	estimates relating to our ability to make distributions to our stockholders in the future; and

•	our understanding of our competition.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. Forward-looking statements are not predictions of future events. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. Some of these factors are described in “Risk Factors” beginning on page S-9 of this prospectus supplement and page 3 of the accompanying prospectus, and set forth under the caption “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011 (which is incorporated by reference into this prospectus supplement). These and other risks, uncertainties and factors, including those described in the annual, quarterly and current reports that we file with the SEC, could cause our actual results to differ materially from those included in any forward-looking statements we make. All forward-looking statements speak only as of the date they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect us. Except as required by law, we are not obligated to, and we do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

S-iii

PROSPECTUS SUMMARY

This summary highlights some of the information in this prospectus supplement and the accompanying prospectus. It does not contain all of the information that you should consider before investing in the securities in this offering. You should read carefully the more detailed information in this prospectus supplement and the accompanying prospectus, and the information incorporated by reference into this prospectus supplement and the accompanying prospectus. Unless the context requires otherwise, references in this prospectus supplement to the “company,” “we,” “us,” “our” or “our company” are to Apollo Residential Mortgage, Inc., a Maryland corporation, together with its consolidated subsidiaries; references in this prospectus supplement to “Apollo” refer to Apollo Global Management, LLC, a Delaware limited liability company, together with its subsidiaries; and references in this prospectus supplement to “our Manager” refer to ARM Manager, LLC, a Delaware limited liability company and an indirect subsidiary of Apollo Global Management, LLC. Unless indicated otherwise, the information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase up to              additional shares of the Series A Preferred Stock from us. Set forth below are definitions for certain commonly used terms in this prospectus supplement. “Agency” or “Agencies” refer to a federally chartered corporation, such as Fannie Mae or Freddie Mac, or an agency of the U.S. government, such as Ginnie Mae; references to “RMBS” refer to residential mortgage-backed securities; references to “Agency RMBS” refer to RMBS issued or guaranteed by the Agencies while “non-Agency RMBS” refer to RMBS that are not issued or guaranteed by the Agencies; and references to “Agency IOs” and “Agency IIOs,” which are reported on our consolidated balance sheets as Agency RMBS, refer to Agency interest-only and Agency inverse interest-only securities, which securities receive some or all of the interest payments, but no principal payments, made on a related series of Agency assets, based on a notional principal balance.

Our Company

General

We operate as a residential real estate investment trust that invests, on a leveraged basis, in residential mortgage assets throughout the United States. Our principal objective is to provide attractive risk-adjusted returns to our stockholders over the long term, primarily through dividend distributions and secondarily through capital appreciation. We pursue this objective by selectively constructing a portfolio of assets that currently consists of Agency RMBS, Agency IOs and Agency IIOs, and non-Agency RMBS. Over time, we may invest in a broader range of other residential mortgage and mortgage related assets, including but not limited to, residential mortgage loans and mortgage servicing rights. We refer to the assets we target for acquisition as our target assets.

We are externally managed and advised by ARM Manager, LLC, or our Manager, an indirect subsidiary of Apollo Global Management, LLC. We utilize and leverage the extensive expertise of our Manager and its management team. Founded in 1990, Apollo is a leading global alternative investment manager with a contrarian and value-oriented investment approach, with total assets under management of approximately $105 billion as of June 30, 2012. Our Manager has access to Apollo’s senior management team, which has extensive experience in identifying, financing, analyzing, hedging and managing real estate and real estate-related equity, debt and mezzanine investments, as well as a broad spectrum of other private equity and capital markets investments. We believe our relationship with Apollo provides us with significant advantages in sourcing, evaluating, underwriting and managing investments in our target assets. We also believe that utilizing and leveraging the extensive expertise of our Manager allows us to differentiate our company from our peers in the acquisition of our target assets.

As of June 30, 2012, our $3.0 billion diversified portfolio consisted of Agency RMBS with an estimated fair value of $2.6 billion and non-Agency RMBS with an estimated fair value of $368 million. We financed this portfolio with approximately $2.6 billion of repurchase agreement borrowings from 17 counterparties. We entered into interest rate swap agreements to effectively fix the floating interest rate of $995 million of the borrowings under our repurchase agreements at June 30, 2012.

We are organized as a Maryland corporation and intend to elect to be taxed as a REIT upon filing our 2011 U.S. federal income tax return and to qualify as a REIT for U.S. federal income tax purposes, commencing with our taxable year ended December 31, 2011. We generally will not be subject to U.S. federal income tax on our net taxable income to the extent that we annually distribute all of our taxable income to stockholders and maintain our intended qualification as a REIT. We also intend to operate our business in a manner that will permit us to maintain our exemption from registration under the 1940 Act.

Our Corporate Information

Our principal executive offices are located at 9 West 57th Street, New York, New York 10019. Our telephone number is (212) 515-3200. Our website is www.ApolloResidentialMortgage.com. The information on our website is not intended to form a part of or be incorporated by reference into this prospectus supplement.

THE OFFERING

Issuer	Apollo Residential Mortgage, Inc.

Securities Offered	shares of % Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share, plus up to an additional shares if the underwriters exercise their option to purchase an additional shares. We reserve the right to reopen this series and issue additional shares of Series A Preferred Stock either through public or private sales at any time.

Dividends	Holders of the Series A Preferred Stock will be entitled to receive cumulative cash dividends on the Series A Preferred Stock at the rate of % per annum of the $25.00 per share liquidation preference, which is equivalent to $ per annum per share. Dividends on the Series A Preferred Stock will be payable quarterly in arrears on or about the last day of January, April, July and October of each year. The first dividend on the Series A Preferred Stock sold in this offering will be paid on January 31, 2013 and will be in the amount of $ per share.

No Maturity	The Series A Preferred Stock has no maturity date and we are not required to repurchase or redeem the Series A Preferred Stock. Accordingly, shares of Series A Preferred Stock will remain outstanding indefinitely, unless we decide to redeem them or, under circumstances where the holders of Series A Preferred Stock have a conversion right, those holders decide to convert their shares. We are not required to set aside funds to redeem the Series A Preferred Stock.

Ranking	The Series A Preferred Stock will rank, with respect to the payment of dividends and distribution of assets upon liquidation, dissolution or winding up: (1) senior to our common stock and any other classes or series of junior stock that we may issue in the future, if any; (2) on parity with any classes or series of parity preferred stock that we may issue in the future, if any; and (3) junior to all of our existing and future indebtedness and any senior equity securities, if any.

Optional Redemption

Except in instances relating to preservation of our qualification as a REIT or pursuant to our special optional redemption right discussed below, the Series A Preferred Stock is not redeemable prior to September     , 2017. On and after September     , 2017, we may, at our option, redeem the Series A Preferred Stock, in whole, at any time, or in part, from time to time, for cash at a redemption price of $25.00 per share, plus any accrued and unpaid dividends (whether or not declared) to, but not including, the date of redemption (unless the applicable redemption date is after the record date fixed for a Series A Preferred Stock dividend and prior to the corresponding dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in the redemption price). Any partial redemption will be selected by lot or pro rata or by any other equitable method we may choose (including by electing to redeem only those shares of Series A Preferred Stock tendered for conversion as described below). To the extent that we have exercised our optional redemption right relating to the Series A Preferred Stock before the applicable conversion date, holders of Series A Preferred Stock will not be permitted to exercise the conversion right described below in respect of their shares called for redemption.

Special Optional Redemption	Upon the occurrence of a Change of Control (as defined under “Conversion Rights” below), we will have the option to redeem the Series A Preferred Stock, in whole, at any time, or in part, from time to time, within 120 days after the first date on which such Change of Control has occurred for cash at a redemption price of $25.00 per share, plus any accrued and unpaid dividends (whether or not declared) to, but not including, the redemption date (unless the applicable redemption date is after the record date fixed for a Series A Preferred Stock dividend and prior to the corresponding dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in the redemption price). Any partial redemption will be selected by lot or pro rata or by any other equitable method we may choose (including by electing to redeem only those shares of Series A Preferred Stock tendered for conversion as described below). To the extent that we have exercised our special optional redemption right relating to the Series A Preferred Stock before the applicable conversion date, holders of Series A Preferred Stock will not be permitted to exercise the conversion right described below in respect of their shares called for redemption.

Conversion Rights	Upon the occurrence of a Change of Control, you will have the right (unless we elect to redeem your shares of Series A Preferred Stock before the applicable conversion date, and subject to the restrictions on ownership and transfer of our stock contained in our charter) to convert some or all of your Series A Preferred Stock into a number of shares of our common stock, per share of Series A Preferred Stock, equal to the lesser of (A) the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends (whether or not declared) to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after the record date fixed for a Series A Preferred Stock dividend and prior to the corresponding Series A Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price; and (B) (which we refer to as the Share Cap), subject, in each case, to certain adjustments and provisions for the receipt of alternative consideration of equivalent value as described in this prospectus supplement.

As a result of the Share Cap, subject to the immediately succeeding sentence, the aggregate number of shares of our common stock (or corresponding alternative consideration, as applicable) issuable or deliverable, as applicable, upon conversion of Series A Preferred

Stock in connection with a Change of Control will not exceed              shares of common stock (or corresponding alternative consideration, as applicable), or the Exchange Cap, in total for the              shares of Series A Preferred Stock that will be outstanding upon completion of this offering. The Exchange Cap is subject to pro rata adjustments for any splits, subdivisions or combinations of our common stock on the same basis as the corresponding adjustment to the Share Cap, and shall be increased on a pro rata basis with respect to any additional shares of Series A Preferred Stock designated and authorized for issuance pursuant to our charter.

If we have provided a redemption notice with respect to some or all of the Series A Preferred Stock, holders of any Series A Preferred Stock that we have called for redemption will not be permitted to exercise their Change of Control Conversion Right in respect of any of their shares of Series A Preferred Stock that have been called for redemption, and any share of Series A Preferred Stock subsequently called for redemption that has been tendered for conversion will be redeemed on the applicable date of redemption instead of converted on the Change of Control Conversion Date.

A “Change of Control” will be deemed to have occurred at such time after the original issuance of the Series A Preferred Stock when the following have occurred:

•

the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our capital stock entitling that person to exercise more than 50% of the total voting power of all shares of our capital stock entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•

following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such common securities) listed on the NYSE, the NYSE MKT or the NASDAQ, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or the NASDAQ.

For definitions of “Change of Control Conversion Right,” “Change of Control Conversion Date” and “Common Stock Price” and for a description of the adjustments and provisions for the receipt of alternative consideration that may be applicable to the Change of Control Conversion Right, see “Description of the Series A Preferred Stock — Conversion Rights.”

Liquidation Preference	If we liquidate, dissolve or wind up, holders of the Series A Preferred Stock will have the right to receive $25.00 per share, plus an amount per share equal to accrued and unpaid dividends (whether or not earned or declared) to, but not including, the date of payment, before any payments are made to holders of our common stock or other junior securities.

Voting Rights	Holders of the Series A Preferred Stock will generally have no voting rights. However, if dividends on the Series A Preferred Stock are in arrears for six quarterly dividend periods (whether or not consecutive), the holders of the Series A Preferred Stock (voting together as a single class with the holders of any other class or series of parity preferred stock upon which like voting rights have been conferred and are exercisable) will have the right to elect two additional directors until we pay (or declare and set aside for payment) all dividends that are then in arrears. In addition, the affirmative vote of at least two-thirds of the votes entitled to be cast by holders of outstanding shares of Series A Preferred Stock (voting together as a single class with the holders of any other class or series of parity preferred stock upon which like voting rights have been conferred and are exercisable) is required for us to authorize, create or increase the number of any class or series of senior equity securities or to amend our charter (including the Articles Supplementary designating the Series A Preferred Stock, or the Articles Supplementary) in a manner that materially and adversely affects the rights of the Series A Preferred Stock.

Among other things, we may, without any vote of the holders of Series A Preferred Stock, issue additional shares of Series A Preferred Stock and we may authorize and issue shares of additional classes or series of parity equity securities.

Information Rights	During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act, and any shares of the Series A Preferred Stock are outstanding, we will use our best efforts to (1) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series A Preferred Stock, as their names and addresses appear in our record books and without cost to such holders, copies of the annual reports and quarterly reports that we would have been required to file with the SEC, pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (2) promptly, upon request, supply copies of such reports to any prospective holder of Series A Preferred Stock. We will use our best efforts to mail (or otherwise provide) the information to the holders of Series A Preferred Stock within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if we were subject to Section 13 or 15(d) of the Exchange Act.

Listing	We intend to file an application to list the Series A Preferred Stock on the NYSE. We expect trading of the shares of Series A Preferred Stock on the NYSE, if listing is approved, to commence within 30 days after the date of the initial delivery of the shares.

Use of Proceeds	We estimate that the net proceeds of this offering will be approximately $ million (or approximately $ million if the underwriters exercise their option to purchase additional shares in full), after deducting the underwriting discount and other estimated offering expenses payable by us. We intend to use the net proceeds of this offering to acquire our target assets. See “Use of Proceeds.”

Restrictions on Ownership and Transfer	To ensure that we may continue complying with the limitations on the concentration of ownership of a REIT imposed by the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, among other purposes, our charter contains, and the Articles Supplementary will contain, restrictions on the ownership and transfer of our stock, including the Series A Preferred Stock. Our charter generally prohibits, among other prohibitions, any stockholder from beneficially or constructively owning more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of our common stock, or 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of our capital stock. Our Board of Directors has established an exemption from this ownership limit which permits Apollo and certain of its affiliates to collectively hold up to 25% of our common stock. Our Board of Directors has also established an exemption from the ownership limit for another group of commonly controlled private funds (not affiliated with Apollo) to collectively hold up to the greater of 1,540,500 shares of our common stock or 15% of our common stock. The Articles Supplementary will prohibit, among other prohibitions, any stockholder from beneficially or constructively owning more than 9.8% in value or in number of shares, whichever is more restrictive, of our outstanding Series A Preferred Stock.

Notwithstanding any other provision of the Series A Preferred Stock, no holder of Series A Preferred Stock will be entitled to convert shares of Series A Preferred Stock into shares of our common stock to the extent that receipt of such shares of common stock would cause such holder (or any other person) to exceed the common stock ownership or the capital stock ownership limit contained in our charter, subject to exceptions for persons subject to Excepted Holder Limits as defined in our charter.

Settlement Date	The underwriters expect to deliver the shares on or about , 2012 through The Depository Trust Company.

Form	The Series A Preferred Stock will be maintained in book-entry form registered in the name of the nominee of The Depository Trust Company, except in limited circumstances.

Risk Factors	Investing in the Series A Preferred Stock involves a high degree of risk and the purchasers of the Series A Preferred Stock may lose their entire investment. You should carefully read and consider the information set forth under “Risk Factors” on page S-9 and the other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus before investing in the Series A Preferred Stock.

RISK FACTORS

Investing in the Series A Preferred Stock will provide you with an equity ownership in our company. As one of our stockholders, you will be subject to risks inherent in our business. The trading price of the Series A Preferred Stock will be affected by the performance of our business relative to, among other things, competition, market conditions and general economic and industry conditions. The value of your investment may decrease, resulting in a loss. You should carefully consider the following factors as well as the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2011 (which is incorporated by reference into this prospectus supplement) before deciding to invest in the Series A Preferred Stock.

Risks Relating to this Offering

The Series A Preferred Stock has not been rated.

We have not sought to obtain a rating for the Series A Preferred Stock. No assurance can be given, however, that one or more rating agencies might not independently determine to issue such a rating or that such a rating, if issued, would not adversely affect the market price of the Series A Preferred Stock. In addition, we may elect in the future to obtain a rating of the Series A Preferred Stock, which could adversely affect the market price of the Series A Preferred Stock. Ratings only reflect the views of the rating agency or agencies issuing the ratings and such ratings could be revised downward, placed on a watch list or withdrawn entirely at the discretion of the issuing rating agency if in its judgment circumstances so warrant. Any such downward revision, placing on a watch list or withdrawal of a rating could have an adverse effect on the market price of the Series A Preferred Stock.

The Series A Preferred Stock is subordinate to our debt, and your interests could be diluted by the issuance of additional preferred stock, including additional Series A Preferred Stock, and by other transactions.

The Series A Preferred Stock is subordinate to all of our and our subsidiaries’ existing and future debt. Our charter provides that we may issue up to 50,000,000 shares of preferred stock, $0.01 par value per share. Subject to the limitations prescribed by our charter, our Board of Directors is authorized to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of any class or series of preferred stock previously authorized by our Board of Directors. The issuance of additional classes and series of preferred stock on parity with or senior to the Series A Preferred Stock would dilute the interests of the holders of the Series A Preferred Stock, and any issuance of shares of any class or series of preferred stock senior to the Series A Preferred Stock or of additional indebtedness could affect our ability to pay dividends on, redeem or pay the liquidation preference on the Series A Preferred Stock. Other than the conversion right afforded to holders of Series A Preferred Stock that may become exercisable in connection with a Change of Control described under “Description of the Series A Preferred Stock — Conversion Rights” below, none of the provisions relating to the Series A Preferred Stock contain any terms relating to or limiting our ability to incur indebtedness or affording the holders of the Series A Preferred Stock protection in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all our assets or business, that might adversely affect the holders of the Series A Preferred Stock, so long as the rights of the Series A Preferred Stock are not materially and adversely affected.

As a holder of Series A Preferred Stock you have extremely limited voting rights.

Your voting rights as a holder of Series A Preferred Stock will be extremely limited. Our common stock is the only class of our stock carrying full voting rights. Voting rights for holders of Series A Preferred Stock will exist primarily with respect to the ability to elect, together with holders of our parity equity securities having similar voting rights, if any, two additional directors to our Board of Directors in the event that six quarterly dividends (whether or not consecutive) payable on the Series A Preferred Stock are in arrears, and with respect to voting on amendments to our charter, including the Articles Supplementary, that materially and adversely affect the rights of the Series A Preferred Stock or create or increase the authorized number of shares of classes or series of preferred stock that are senior to the Series A Preferred Stock. See “Description of the Series A Preferred Stock — Voting Rights” below. Other than the limited circumstances described in this prospectus supplement, holders of Series A Preferred Stock will not have any voting rights.

You may not be permitted to exercise conversion rights upon a change of control of us. If exercisable, the change of control conversion feature of the Series A Preferred Stock may not adequately compensate you, and the change of control conversion and redemption features of the Series A Preferred Stock may make it more difficult for a third party to take over our company or discourage a third party from taking over our company.

Upon the occurrence of a Change of Control, as a result of which our common stock and the common securities of the acquiring or surviving entity (or ADRs representing such common securities) are not listed on the NYSE, the NYSE MKT or the NASDAQ, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or the NASDAQ, holders of Series A Preferred Stock will have the right to convert some or all of their Series A Preferred Stock into our common stock (or equivalent value of alternative consideration). Notwithstanding that we generally may not redeem the Series A Preferred Stock prior to September     , 2017, we have a special optional redemption right to redeem the Series A Preferred Stock in the event of a Change of Control, and holders of Series A Preferred Stock will not have the right to convert any shares that we have elected to redeem prior to the Change of Control Conversion Date. See “Description of the Series A Preferred Stock — Conversion Rights” and “Description of the Series A Preferred Stock — Optional Redemption and Special Optional Redemption.” Upon such a conversion, the holders will be limited to a maximum number of shares of our common stock equal to the Share Cap multiplied by the number of Series A Preferred Stock converted. If the Common Stock Price (as defined in “Description of the Series A Preferred Stock — Conversion Rights”) is less than $         (which is approximately     % of the per-share closing sale price of our common stock on September     , 2012), subject to adjustment, each holder will receive a maximum of              shares of our common stock per share of Series A Preferred Stock, which may result in a holder receiving value that is less than the liquidation preference of the Series A Preferred Stock. In addition, those features of the Series A Preferred Stock may have the effect of inhibiting a third party from making an acquisition proposal for our company or of delaying, deferring or preventing a change of control of our company under circumstances that otherwise could provide the holders of our common stock and Series A Preferred Stock with the opportunity to realize a premium over the then-current market price or that our stockholders may otherwise believe is in their best interests.

There is no established trading market for the Series A Preferred Stock and listing on the NYSE does not guarantee a market for the Series A Preferred Stock.

The Series A Preferred Stock is a new issue of securities with no established trading market. We intend to file an application to list the Series A Preferred Stock on the NYSE, but there can be no assurance that the NYSE will approve the Series A Preferred Stock for listing. Even if the Series A Preferred Stock were to be listed, an active trading market on the NYSE for the Series A Preferred Stock may not develop or, if it does develop, may not last, in which case the trading price of the Series A Preferred Stock could be adversely affected. If an active trading market does develop on the NYSE, the Series A Preferred Stock may trade at prices lower than the initial offering price. In addition, we have been advised by the underwriters that they intend to make a market in the Series A Preferred Stock, but they are not obligated to do so and may discontinue market-making at any time without notice.

The market price and trading volume of the Series A Preferred Stock may fluctuate significantly and be volatile, due to numerous factors beyond our control.

The Series A Preferred Stock is a new issue of securities with no established trading market, which may result in significant volatility in the market price and trading volume of the Series A Preferred Stock. In addition, the market price of the Series A Preferred Stock will depend on many factors beyond our control, including:

•	prevailing interest rates;

•	the market for similar securities;

•	general economic and financial market conditions;

•	changes in financial estimates or recommendations by securities analysts with respect to us, our competitors or our industry;

•	if, and to the extent the Series A Preferred Stock is rated following the closing of this offering, changes in the credit ratings;

•	actual or anticipated variations in quarterly operating results of us and our competitors;

•	our issuance of additional preferred equity or debt securities; and

•	the financial condition, cash flows, results of operations and prospects of us and our competitors.

Increases in market interest rates may adversely affect the market price of the Series A Preferred Stock.

The trading prices of common and preferred equity securities issued by REITs and other real estate companies historically have been affected by changes in market interest rates. One of the factors that will influence the market price of the Series A Preferred Stock in public trading markets is the annual yield from distributions on the Series A Preferred Stock as compared to yields on other financial instruments. An increase in market interest rates generally will result in higher yields on other financial instruments, which could adversely affect the market price of the Series A Preferred Stock.

Our charter contains and the Articles Supplementary will contain restrictions upon ownership and transfer of the Series A Preferred Stock, which may impair the ability of holders to convert shares of Series A Preferred Stock into shares of our common stock upon a Change of Control.

Our charter contains and the Articles Supplementary will contain restrictions on ownership and transfer of the Series A Preferred Stock intended to assist us in maintaining our qualification as a REIT for U.S. federal income tax purposes. For example, to assist us in qualifying as a REIT, the Articles Supplementary will prohibit anyone from owning, or being deemed to own by virtue of the applicable constructive ownership provisions of the Internal Revenue Code, more than 9.8% in value or number of shares, whichever is more restrictive, of the outstanding Series A Preferred Stock. See “Description of the Series A Preferred Stock — Restrictions on Ownership and Transfer” in this prospectus supplement. You should consider these ownership limitations prior to your purchase of the Series A Preferred Stock. In addition, the Articles Supplementary will provide that, notwithstanding any other provision of the Series A Preferred Stock, no holder of Series A Preferred Stock will be entitled to convert such stock into our common stock to the extent that receipt of our common stock would cause the holder to exceed the ownership limitations contained in our charter, which may limit your ability to convert the Series A Preferred Stock into our common stock upon a Change of Control. The restrictions could also have anti-takeover effects and could reduce the possibility that a third party will attempt to acquire control of us, which could adversely affect the market price of the Series A Preferred Stock.

Our ability to pay dividends is limited by the requirements of Maryland law.

Our ability to pay dividends on the Series A Preferred Stock is limited by the laws of Maryland. Under Maryland law, a Maryland corporation generally may not make a distribution if, after giving effect to the distribution, the corporation would not be able to pay its debts as they become due in the usual course of business, or the corporation’s total assets would be less than the sum of its total liabilities plus, unless the corporation’s charter provides otherwise, the amount that would be needed, if the corporation were dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. Accordingly, we generally may not make a distribution on the Series A Preferred Stock if, after giving effect to the distribution, we would not be able to pay our debts as they become due in the usual course of business or our total assets would be less than the sum of our total liabilities plus, unless the terms of such class or series of stock provide otherwise, the amount that would be needed to satisfy the preferential rights upon dissolution of the holders of shares of any class or series of stock then outstanding, if any, with preferential rights upon dissolution senior to those of the Series A Preferred Stock.

Our business operations may not generate the cash needed to make distributions on our stock or to service our indebtedness.

Our ability to make distributions on our common stock and the Series A Preferred Stock and payments on our indebtedness and to fund planned acquisitions and capital expenditures will depend on our ability to generate cash in the future. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to make distributions on our common stock and the Series A Preferred Stock to pay our indebtedness, or to fund our other liquidity needs.

Future offerings of debt or senior equity securities may adversely affect the market price of the Series A Preferred Stock.

If we decide to issue debt or senior equity securities in the future, it is possible that these securities will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of the Series A Preferred Stock and may result in dilution to owners of the Series A Preferred Stock. We and, indirectly, our stockholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, holders of the Series A Preferred Stock will bear the risk of our future offerings reducing the market price of the Series A Preferred Stock and diluting the value of their holdings in us.

If our common stock is delisted, your ability to transfer or sell your Series A Preferred Stock may be limited and the market value of the Series A Preferred Stock will be materially adversely affected.

Other than in connection with certain change of control transactions, the Series A Preferred Stock does not contain provisions that protect you if our common stock is delisted from the NYSE. Since the Series A Preferred Stock has no stated maturity date, you may be forced to hold your Series A Preferred Stock and receive stated dividends on the shares when, as and if authorized by our Board of Directors and declared by us with no assurance as to ever receiving the liquidation preference. In addition, if our common stock is delisted, it is likely that the Series A Preferred Stock will be delisted, which will limit your ability to transfer or sell your Series A Preferred Stock and could have a material adverse effect on the market value of the Series A Preferred Stock.

The Series A Preferred Stock ranks junior to all of our indebtedness.

In the event of our bankruptcy, liquidation, dissolution or winding up of our affairs, our assets will be available to pay obligations on the Series A Preferred Stock only after all of our indebtedness has been paid. The rights of holders of the Series A Preferred Stock to participate in the distribution of our assets will rank junior to the prior claims of our current and future creditors and any future series or class of preferred stock we may issue that ranks senior to the Series A Preferred Stock. If we are forced to liquidate our assets to pay our creditors, we may not have sufficient assets to pay amounts due on any or all of the Series A Preferred Stock then outstanding. Thus, the Series A Preferred Stock will be effectively subordinated to all of our indebtedness. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to us, the holders of any indebtedness will be entitled to payment prior to our obligations on the Series A Preferred Stock. We have incurred and may in the future incur substantial amounts of debt and other obligations that will rank senior to the Series A Preferred Stock. At June 30, 2012, we had approximately $2.8 billion of indebtedness and other liabilities ranking senior to the Series A Preferred Stock, of which $2.6 billion consisted of borrowings under our repurchase agreements. Certain of our existing or future debt instruments may restrict the authorization, payment or setting apart of dividends on the Series A Preferred Stock.

Future offerings of debt or senior equity securities may adversely affect the market price of the Series A Preferred Stock. If we decide to issue debt or senior equity securities in the future, it is possible that these securities will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of the Series A Preferred Stock and may result in dilution to owners of the Series A Preferred Stock. We and, indirectly, our stockholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus holders of the Series A Preferred Stock will bear the risk of our future offerings reducing the market price of the Series A Preferred Stock and diluting the value of their holdings in us.

Disruptions in the financial markets could affect our ability to obtain financing on reasonable terms and have other adverse effects on us and the market price of the Series A Preferred Stock.

Over the last several years, the U.S. stock and credit markets have experienced significant price volatility, dislocations and liquidity disruptions, which have caused market prices of many stocks and debt securities to fluctuate substantially and the spreads on prospective debt financings to widen considerably. More recently, the financial crisis in Europe (which relates primarily to concerns that certain European countries may be unable to pay their national debt and the related potential effect on the Euro as a currency) has had a similar, although less pronounced, effect. These circumstances have materially impacted liquidity in the financial markets, making terms for certain financings less attractive, and in certain cases have resulted in the unavailability of certain types of financing. Continued uncertainty in the stock and credit markets may negatively impact our ability to access additional financing at reasonable terms, which may negatively affect our ability to purchase agency securities at the times, in the volumes, on the terms and with the leverage that we desire. A prolonged downturn in the stock or credit markets may cause us to seek alternative sources of potentially less attractive financing, and may require us to adjust our investment strategy accordingly. In addition, these factors may make it more difficult for us to sell RMBS or our other residential mortgage assets, or may adversely affect the price we receive for RMBS or other residential mortgage assets that we do sell, as prospective buyers may experience increased costs of financing or difficulties in obtaining financing. These types of events in the stock and credit markets may make it more difficult or costly for us to raise capital through the issuance of our common stock, preferred stock or debt securities. The potential disruptions in the financial markets may have a material adverse effect on the market value of our common stock and preferred stock, including the Series A Preferred Stock offered pursuant to this prospectus supplement, the return we receive on our investments, as well as other unknown adverse effects on us or the economy in general.

USE OF PROCEEDS

The net proceeds from this offering will be approximately $         million (or approximately $         million if the underwriters’ option to purchase additional shares is exercised in full) after deducting the underwriting discount and our estimated offering expenses.

We intend to use the net proceeds of this offering to acquire our target assets. Until appropriate assets can be identified, our Manager may invest the net proceeds of this offering in interest-bearing short-term investments, including money market accounts, that are consistent with our intention to qualify as a REIT. These investments are expected to provide a lower net return than we will seek to achieve from our target assets. For further information about our objectives and strategies, please see “Business — Investment strategy” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which is incorporated by reference into this prospectus supplement.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

The following table sets forth our ratio of earnings to combined fixed charges and preferred stock dividends. The ratio of earnings to combined fixed charges and preferred stock dividends was computed by dividing earnings by our fixed charges. For purposes of calculating this ratio, “earnings” include pre-tax income from continuing operations before extraordinary items plus fixed charges less interest capitalized. “Fixed charges” consists of interest expense and interest capitalized. This ratio is calculated in accordance with generally accepted accounting principles.

	For the period July 27, 2011 (commencement of operations) to December 31, 2011(1)	For the six months ended June 30, 2012
Ratio of earnings to combined fixed charges and preferred stock dividends(2)	3.8x	10.5x

(1)	We commenced operations on July 27, 2011.
(2)	We had no shares of preferred stock outstanding during the periods presented.

DESCRIPTION OF THE SERIES A PREFERRED STOCK

The description of certain terms and provisions of the Series A Preferred Stock contained in this prospectus supplement does not purport to be complete and is in all respects subject to, and qualified in its entirety by reference to, our charter, including the Articles Supplementary setting forth the terms of the Series A Preferred Stock, our bylaws and Maryland law. The following description of the terms of the Series A Preferred Stock supplements, and to the extent inconsistent with, replaces, the description of the general terms and provisions of our preferred stock set forth in the accompanying prospectus.

For purposes of this section, references to “we,” “our” and “our company” refer only to Apollo Residential Mortgage, Inc. and not to any of its subsidiaries.

General

Our charter provides that we may issue up to 50,000,000 shares of preferred stock, $0.01 par value per share. Our charter authorizes our Board of Directors to amend our charter to increase or decrease the number of authorized shares without stockholder approval.

Subject to the limitations prescribed by our charter, our Board of Directors is authorized to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of any series of preferred stock previously authorized by our Board of Directors. Prior to issuance of shares of each class or series of preferred stock, our Board of Directors is required by the Maryland General Corporation Law, or the MGCL, and our charter to fix the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series.

Prior to the closing of this offering, our Board of Directors will classify              of our authorized shares of preferred stock as shares of Series A Preferred Stock and authorize the issuance thereof, and we will file the Articles Supplementary, setting forth the terms of the Series A Preferred Stock, with the State Department of Assessments and Taxation of Maryland. When issued, the Series A Preferred Stock will be validly issued, fully paid and nonassessable. The holders of Series A Preferred Stock will have no preemptive rights with respect to any shares of our stock or any of our other securities convertible into or carrying rights or options to purchase any shares of our stock.

The Series A Preferred Stock will not be subject to any sinking fund and we will have no obligation to redeem or retire the Series A Preferred Stock. Unless converted by you in connection with a Change of Control or redeemed by us, the Series A Preferred Stock will have a perpetual term, with no maturity.

The Articles Supplementary permit us to “reopen” this series, without the consent of the holders of the Series A Preferred Stock, in order to issue additional shares of Series A Preferred Stock from time to time. Thus, we may in the future issue additional shares of Series A Preferred Stock without your consent. Any additional shares of Series A Preferred Stock will have the same terms as the shares of Series A Preferred Stock being issued in this offering. These additional shares of Series A Preferred Stock will, together with the shares of Series A Preferred Stock being issued in this offering, constitute a single class of securities.

Ranking

The Series A Preferred Stock will rank senior to the Junior Stock (as defined under “— Dividends” below), including shares of our common stock, and on parity with any other Parity Stock (defined below). While any shares of Series A Preferred Stock are outstanding, we may not authorize or create, or increase the authorized number of shares of, any class or series of stock that ranks senior to the Series A Preferred Stock with respect to the payment of dividends or amounts upon our liquidation, dissolution or winding up without the affirmative vote of two-thirds of the votes entitled to be cast by holders of outstanding shares of Series A Preferred Stock, voting together as a single class with the holders of any other class or series of parity preferred stock upon which like voting rights have been conferred and are exercisable. However, we may, among other things, create additional classes or series of stock, amend our charter to increase the authorized number of shares of common or preferred stock or create or issue shares of a class or series of preferred stock ranking on parity with the Series A Preferred Stock with respect, in each case, to the payment of dividends and amounts upon our liquidation, dissolution or winding up, or Parity Stock, without the consent of any holder of Series A Preferred Stock. See “— Voting Rights” below for a discussion of the voting rights applicable if we seek to create any class or series of preferred stock senior to the Series A Preferred Stock.

Dividends

Holders of Series A Preferred Stock will be entitled to receive, when, as and if authorized by our Board of Directors and declared by us, out of funds legally available for payment of distributions, cumulative cash dividends at the rate of     % per annum per share of its liquidation preference (equivalent to $         per annum per share of Series A Preferred Stock).

Dividends on each share of Series A Preferred Stock will be cumulative from the date of original issue and are payable quarterly in arrears on or about the last day of each January, April, July and October, commencing on or about January 31, 2013, at the then applicable annual rate; provided, however, that if any dividend payment date falls on any day other than a business day, as defined in the Articles Supplementary, the dividend due on such dividend payment date will be paid on the immediately preceding business day, with the same force and effect as if made on such date. A dividend period is the period from and including a dividend payment date to, but excluding, the next dividend payment date (other than the initial dividend period and the dividend period during which any shares of Series A Preferred Stock shall be redeemed). Each dividend is payable to holders of record as they appear on our stock records at the close of business on the record date, not exceeding 45 days preceding the payment dates thereof as fixed by our Board of Directors. Dividends are cumulative from the date of original issue or the most recent dividend payment date to which dividends on the Series A Preferred Stock have been paid, whether or not in any dividend period or periods there shall be funds of ours legally available for the payment of such dividends, whether we have earnings or whether such dividends are authorized by our Board of Directors. Accumulations of dividends on the Series A Preferred Stock will not bear interest and holders of the Series A Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends. Dividends payable on the Series A Preferred Stock for any period greater or less than a full dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on the Series A Preferred Stock for each full dividend period will be computed by dividing the annual dividend rate by four.

No dividend may be declared and paid or set apart for payment on any Parity Stock unless full cumulative dividends have been declared and paid or are contemporaneously declared and funds sufficient for payment are set aside on the Series A Preferred Stock for all prior full dividend periods; provided, however, that if accrued dividends on the Series A Preferred Stock for all prior full dividend periods have not been paid in full or a sum sufficient for such payment is not set apart, then any dividend declared on the Series A Preferred Stock for any dividend period and on any Parity Stock must be declared and paid ratably in proportion to accrued and unpaid dividends on the Series A Preferred Stock and such Parity Stock. All dividends paid on the Series A Preferred Stock will be credited first to the earliest accrued and unpaid dividend.

We may not (i) pay or set apart funds for the payment of any dividend or other distribution with respect to any Junior Stock (other than dividends or distributions paid solely in Junior Stock, or in options, warrants or rights to subscribe for or purchase Junior Stock, or distributions required to preserve our qualification as a REIT) or (ii) redeem, purchase or otherwise acquire for consideration any Junior Stock through a sinking fund or otherwise (other than a redemption or purchase or other acquisition of shares of our common stock made for purposes of an employee incentive or benefit plan of our company or any subsidiary, a conversion into or exchange for Junior Stock or options, warrants or rights to subscribe for or purchase Junior Stock or redemptions or other acquisitions pursuant to the provisions of our charter (including the Articles Supplementary) relating to restrictions on the ownership and transfer of our stock intended to preserve our qualification as a REIT), unless, in either case, all cumulative dividends for all full prior dividend periods with respect to the Series A Preferred Stock outstanding at the time such dividends are payable have been paid or funds have been set apart for payment of such dividends.

Our Board of Directors may not authorize and we may not declare, pay or set apart funds for the payment of any dividend or other distribution (other than distributions required to preserve our qualification as a REIT) at any time the terms of any agreement of ours, including any agreement relating to our indebtedness, prohibits such authorization, declaration, payment or setting apart for payment or provides that such authorization, declaration, payment or setting apart for payment would constitute a breach or default under such agreement, or if such authorization, declaration, payment or setting apart for payment is restricted or prohibited by law.

As used herein, the term “Junior Stock” means our common stock, and any other class or series of our stock now or hereafter issued and outstanding that ranks junior to the Series A Preferred Stock as to the payment of dividends or amounts upon our liquidation, dissolution and winding up.

Optional Redemption and Special Optional Redemption

Optional Redemption

We may not redeem the Series A Preferred Stock prior to September     , 2017, except in certain limited circumstances relating to the provisions of our charter (including the Articles Supplementary) relating to restrictions on the ownership and transfer of our stock intended to preserve our qualification as a REIT or in connection with our special optional redemption right to redeem Series A Preferred Stock upon a Change of Control (as defined under “— Conversion Rights — Definitions” below). For further information regarding these exceptions, see “— Special Optional Redemption” and “— Restrictions on Ownership and Transfer” below and “Description of Common Stock — Restrictions on Ownership and Transfer” in the accompanying prospectus. On or after September     , 2017, we, at our option, upon not less than 30 nor more than 60 days written notice, may redeem the Series A Preferred Stock, in whole, at any time, or in part, from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends thereon (whether or not declared) to, but not including, the date fixed for redemption, unless the applicable redemption date is after the record date fixed for a Series A Preferred Stock dividend and prior to the corresponding dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in the redemption price.

Special Optional Redemption

Upon the occurrence of a Change of Control (as defined under “— Conversion Rights — Definitions” below), we will have the option to redeem the Series A Preferred Stock, in whole, at any time, or in part, from time to time, within 120 days after the date on which such Change of Control has occurred for cash at a redemption price of $25.00 per share, plus any accrued and unpaid dividends (whether or not declared) to, but not including, the redemption date, unless the applicable redemption date is after the record date fixed for a Series A Preferred Stock dividend and prior to the corresponding dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in the redemption price. If we exercise our special optional redemption right in connection with a Change of Control before the applicable conversion date, you will not have the Change of Control Conversion Right described below with respect to any shares of Series A Preferred Stock called for redemption.

General Provisions Applicable to Redemptions

A notice of optional redemption (which may be contingent on the occurrence of a future event) or a notice of special optional redemption, as applicable, will be mailed, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the holders of record of the Series A Preferred Stock at their addresses as they appear on our stock transfer records. A failure to give such notice or any defect in the notice or in its mailing will not affect the validity of the proceedings for the redemption of the shares of Series A Preferred Stock except as to the holder to whom notice was defective or not given. Each notice will state:

•	the redemption date;

•	the redemption price;

•	the number of shares of Series A Preferred Stock to be redeemed;

•	the place or places where the certificates, if any, representing the shares of Series A Preferred Stock are to be surrendered for payment;

•

whether the shares of Series A Preferred Stock are being redeemed pursuant to our special optional redemption right in connection with the occurrence of a Change of Control and, if so, a brief description of the transaction or transactions constituting such Change of Control;

•

if the shares of Series A Preferred Stock are being redeemed pursuant to our special optional redemption right in connection with the occurrence of a Change of Control, that the holders of shares of Series A Preferred Stock to which the notice relates will not be able to tender such shares of Series A Preferred Stock for conversion in connection with the Change of Control and each share of Series A Preferred Stock tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date; and

•	that dividends on the shares of Series A Preferred Stock to be redeemed will cease to accrue on such redemption date.

If fewer than all the shares of Series A Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder will also specify the number of shares of Series A Preferred Stock to be redeemed from such holder or the method for determining such number. If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the shares to be redeemed shall be selected by lot or pro rata or by any other equitable method we may choose (including by electing to exercise our special optional redemption right only with respect to shares of the Series A Preferred Stock for which holders have exercised their Change of Control Conversion Right discussed below).

On the redemption date, we must pay on each share of Series A Preferred Stock to be redeemed any accrued and unpaid dividends (whether or not declared), to, but not including, the redemption date, unless a redemption date falls after the record date fixed for a Series A Preferred Stock dividend and prior to the corresponding dividend payment date, in which case, the holders of Series A Preferred Stock at the close of business on such record date will be entitled to receive the dividend payable on such shares on the corresponding dividend payment date, notwithstanding the redemption of such shares prior to such dividend payment date. Except as provided for in the preceding sentence, no payment or allowance will be made for unpaid dividends, whether or not in arrears, on any Series A Preferred Stock called for redemption.

If full cumulative dividends on the Series A Preferred Stock for all full prior dividend periods have not been paid or declared and set apart for payment, we may not purchase, redeem or otherwise acquire less than all of the outstanding shares of Series A Preferred Stock and any class or series of Parity Stock other than in exchange for Junior Stock or Parity Stock or in exchange for options, warrants or rights to subscribe for or purchase any Junior Stock or Parity Stock; provided, however, that the foregoing will not prevent a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock and all classes and series of Parity Stock or the purchase or other acquisition by us of shares of our stock pursuant to the provisions of our charter (including the Articles Supplementary) relating to restrictions on the ownership and transfer of our stock intended to preserve our qualification as a REIT. See “Description of Common Stock — Restrictions on Ownership and Transfer” in the accompanying prospectus and “— Restrictions on Ownership and Transfer” below.

On and after any date fixed for the redemption of shares of Series A Preferred Stock, provided that we have made available at the office of the registrar and transfer agent for the Series A Preferred Stock a sufficient amount of cash to effect the redemption of such shares, dividends will cease to accrue on the shares of Series A Preferred Stock called for redemption (except that, in the case of a redemption date that is after the record date fixed for a Series A Preferred Stock dividend and prior to the related dividend payment date, holders of Series A

Preferred Stock on the dividend payment record date will be entitled on such dividend payment date to receive the dividend payable on such shares on the corresponding dividend payment date), such shares will no longer be deemed to be outstanding and all rights of the holders of such shares as holders of Series A Preferred Stock will cease except the right to receive the cash payable upon such redemption, without interest from the date of such redemption.

Liquidation Preference

The holders of Series A Preferred Stock will be entitled to receive in the event of any liquidation, dissolution or winding up of our company, whether voluntary or involuntary, $25.00 per share of Series A Preferred Stock, which we refer to in this prospectus supplement as the “Liquidation Preference,” plus an amount per share of Series A Preferred Stock equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to, but not including, the date of final distribution to such holders.

Until the holders of Series A Preferred Stock have been paid the Liquidation Preference and all accrued and unpaid dividends in full (whether or not earned or declared) to, but not including, the date of final distribution to such holders, no payment will be made to any holder of Junior Stock (other than dividends or distributions paid solely in Junior Stock, or in options, warrants or rights to subscribe for or purchase Junior Stock) upon the liquidation, dissolution or winding up of our company. If, upon any liquidation, dissolution or winding up of our company, our assets, or the proceeds thereof, distributable among the holders of the Series A Preferred Stock are insufficient to pay the full amount due to the holders of Series A Preferred Stock and any class or series of Parity Stock, then such assets, or the proceeds thereof, will be distributed among the holders of Series A Preferred Stock and any such other Parity Stock ratably in accordance with the respective amounts which would be payable on such shares of Series A Preferred Stock and any such other class or series Parity Stock if all amounts payable thereon were paid in full. None of (i) a consolidation or merger of our company with one or more entities, (ii) a statutory stock exchange by our company or (iii) a sale or transfer of all or substantially all of our assets will be considered a liquidation, dissolution or winding up, voluntary or involuntary, of our company. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Preferred Stock will have no right or claim to any of the remaining assets of our company.

Voting Rights

Except as described below, the holders of Series A Preferred Stock will have no voting rights.

If and whenever six quarterly dividends (whether or not consecutive) payable on the Series A Preferred Stock are in arrears, whether or not declared, the number of our directors will be increased automatically by two (unless the number of our directors has previously been so increased pursuant to the terms of any class or series of Parity Stock upon which like voting rights have been conferred and are exercisable (any such other series, the “Voting Preferred Stock”) and with which the holders of Series A Preferred Stock are entitled to vote together as a single class in the election of such directors) and the holders of Series A Preferred Stock, voting together as a single class with the holders of the Series A Preferred Stock and any other class or series of Voting Preferred Stock with which the holders of Series A Preferred Stock are entitled to vote together as a single class in the election of such directors, will have the right to elect two additional directors of our company, or the Preferred Stock Directors, at any annual meeting of stockholders or properly called special meeting of the holders of the Series A Preferred Stock, until all such dividends and dividends for the then current quarterly period on the Series A Preferred Stock have been paid or declared and set aside for payment. Whenever all such dividends on the shares of Series A Preferred Stock then outstanding have been paid and full dividends on the Series A Preferred Stock for the then-current quarterly dividend period have been paid in full or declared and set apart for payment in full, then the right of the holders of the Series A Preferred Stock to elect the Preferred Stock Directors will cease and, unless there remain outstanding shares of Voting Preferred Stock of any class or series for which the right to vote in the election of Preferred Stock Directors remains exercisable, the terms of office of the Preferred Stock Directors will terminate automatically and the number of our directors will be reduced accordingly and automatically. However, the right of the holders of the Series A Preferred Stock to elect the Preferred Stock Directors will again vest if and whenever dividends are in arrears for six new quarterly periods, as described above. In no event will the holders of Series A Preferred Stock be entitled to nominate or elect a director if such individual’s election as a director would cause us to fail to satisfy a requirement relating to director independence of any national securities exchange on which any class or series of our stock is listed. In class votes with other Voting Preferred Stock, preferred stock of different series shall vote in proportion to the liquidation preference of the preferred stock.

In addition, the approval of at least two-thirds of the votes entitled to be cast by the holders of outstanding shares of Series A Preferred Stock, voting together as a single class with the holders of all outstanding shares of Parity Stock of any class or series upon which like voting rights have been conferred and with which holders of Series A Preferred Stock are entitled to vote together as a single class on such matters, is required (i) to amend, alter or repeal any provisions of our charter (including the Articles Supplementary), whether by merger, consolidation or otherwise, to affect materially and adversely the voting powers, rights or preferences of the Series A Preferred Stock unless, in connection with any such amendment, alteration or repeal, the Series A Preferred Stock remains outstanding without the terms thereof being materially and adversely changed or is converted into or exchanged for equity securities of the surviving entity having preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption that are substantially similar to those of the Series A Preferred Stock (taking into account that we may not be the surviving entity), or (ii) to authorize, create, or increase the authorized number of shares of any class or series of stock having rights senior to the Series A Preferred Stock with respect to the payment of dividends or amounts upon our liquidation, dissolution or winding up (provided that if such amendment does not affect equally the rights, preferences, privileges or voting powers of one or more class or series of Parity Stock with which holders of Series A Preferred Stock are entitled to vote together as a single class, the consent of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock is required). In addition, the voting powers, rights or preferences of the Series A Preferred Stock will not be deemed to be materially and adversely affected by, and the holders of shares of Series A Preferred Stock will not be entitled to vote with respect to, any (A) amendment to our charter increasing or decreasing the total number of authorized shares of stock of all classes and series, common stock, preferred stock without further designation as to class or series, Series A Preferred Stock or any other class or series of Parity Stock or Junior Stock, (B) issuance of shares of Series A Preferred Stock or shares of any class or series of Parity Stock or Junior Stock or (C) classification or reclassification of authorized but unissued shares of Series A Preferred Stock or any classification or reclassification of shares of any class or series of Parity Stock or Junior Stock.

Information Rights

During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series A Preferred Stock are outstanding, we will use our best efforts to (i) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series A Preferred Stock, as their names and addresses appear in our record books and without cost to such holders, copies of the annual reports on Form 10-K and quarterly reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any prospective holder of Series A Preferred Stock. We will use our best efforts to mail (or otherwise provide) the information to the holders of Series A Preferred Stock within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which we would be required to file such periodic reports if we were a “non-accelerated filer” within the meaning of the Exchange Act.

Conversion Rights

Definitions

As used in the prospectus supplement, the following terms shall have the following meanings:

A “Change of Control” will be deemed to have occurred at such time after the original issuance of the Series A Preferred Stock when the following have occurred:

(i)	the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our stock entitling that person to exercise more than 50% of the total voting power of all shares of our stock entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

(ii)	following the closing of any transaction referred to in clause (i) above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE MKT or the NASDAQ, or listed on an exchange that is a successor to the NYSE, NYSE MKT or the NASDAQ.

The “Common Stock Price” will be (i) if the consideration to be received in the Change of Control by holders of our common stock is solely cash, the amount of cash consideration per share of common stock, (ii) if the consideration to be received in the Change of Control by holders of our common stock is other than solely cash, the average of the closing prices per share of common stock on the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, and (iii) if there is not a readily determinable closing price for the common stock or Alternative Form Consideration (as defined below), the fair market value of our common stock or such Alternative Form Consideration (as determined by our Board of Directors or a committee thereof).

Conversion

Upon the occurrence of a Change of Control, each holder of Series A Preferred Stock will have the right, subject to our redemption rights and subject to the restrictions on ownership and transfer of our stock contained in our charter, to convert some or all of the shares of Series A Preferred Stock held by such holder, or the Change of Control Conversion Right, on the relevant Change of Control Conversion Date (as defined below) into a number of shares of our common stock per share of Series A Preferred Stock to be converted, or the Common Stock Conversion Consideration, equal to the lesser of (A) the quotient obtained by dividing (i) the sum of (x) $25.00, plus (y) an amount equal to any accrued and unpaid dividends (whether or not declared) to, but not including, the Change of Control Conversion Date, except if such Change of Control Conversion Date is after a record date fixed for a Series A Preferred Stock dividend and prior to the corresponding Series A Preferred Stock dividend payment date, in which case, no amount for such accrued and unpaid dividend will be included in such sum, by (ii) the Common Stock Price, and (B)             , which is the Share Cap.

The Share Cap is subject to pro rata adjustments for any stock splits (including those effected pursuant to a common stock dividend), subdivisions or combinations (in each case, a “Share Split”) with respect to our common stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of our common stock that is equivalent to the product of (i) the Share Cap in effect immediately prior to such Share Split multiplied by (ii) a fraction, the numerator of which is the number of shares of our common stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of our common stock outstanding immediately prior to such Share Split.

For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of our common stock (or equivalent Alternative Conversion Consideration (as defined below), as applicable)

issuable in connection with the exercise of the Change of Control Conversion Right will not exceed              shares of common stock (or equivalent Alternative Conversion Consideration, as applicable), subject to increase to the extent the underwriters’ option to purchase additional Series A Preferred Stock is exercised, not to exceed              shares of common stock in total (or equivalent Alternative Conversion Consideration, as applicable), or the Exchange Cap. The Exchange Cap is subject to pro rata adjustments if the number of authorized shares of Series A Preferred Stock increases after the Series A Original Issue Date or for any Share Splits with respect to our common stock as follows: the adjusted Exchange Cap as the result of a Share Split will be the number of shares of our common stock that is equivalent to the product of (i) the Exchange Cap in effect immediately prior to such Share Split multiplied by (ii) a fraction, the numerator of which is the number of shares of our common stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of our common stock outstanding immediately prior to such Share Split.

In the case of a Change of Control as a result of which holders of our common stock are entitled to receive consideration other than solely shares of our common stock, including cash, other securities, other property or assets (or any combination thereof), with respect to or in exchange for shares of our common stock, or the Alternative Form Consideration, a holder of Series A Preferred Stock will be entitled thereafter to receive upon conversion of such shares of Series A Preferred Stock the kind and amount of Alternative Form Consideration which the holder of Series A Preferred Stock would have owned or been entitled to receive upon such Change of Control had such holder of Series A Preferred Stock held a number of shares of common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration,” and the Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, is referred to as the “Conversion Consideration”).

If the holders of our common stock have the opportunity to elect the form of consideration to be received in such Change of Control, the Conversion Consideration will be the kind and amount of consideration actually received by holders of a majority of the shares of our common stock that participated in such election (if electing between two types of consideration) or holders of a plurality of our common stock that voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of our common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.

We will not issue fractional shares of common stock upon the conversion of the Series A Preferred Stock. Instead, we will pay the cash value of such fractional shares.

Within 15 days following the occurrence of a Change of Control, we will provide to holders of Series A Preferred Stock notice of the occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. Any failure to give such notice or any defect in the notice or in its mailing will not affect the validity of the proceedings for the conversion of any shares of Series A Preferred Stock except as to the holder to whom notice was defective or not given. This notice will state the following:

•	the events constituting the Change of Control;

•	the date of the Change of Control;

•	the last date on which the holders of Series A Preferred Stock may exercise their Change of Control Conversion Right;

•	the method and period for calculating the Common Stock Price;

•	the Change of Control Conversion Date (defined below);

•

that if, prior to the Change of Control Conversion Date, we have provided or we provide notice of our election to redeem all or any portion of the Series A Preferred Stock, the holder will not be able to convert any shares of Series A Preferred Stock called for redemption and such shares of Series A Preferred Stock will be redeemed on the related redemption date, even if they have already been tendered for conversion;

•	if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series A Preferred Stock;

•	the name and address of the paying agent and the conversion agent;

•	the procedures that the holders of Series A Preferred Stock must follow to exercise the Change of Control Conversion Right; and

•	the last date on which holders of Series A Preferred Stock may withdraw shares surrendered for conversion and the procedures that such holders must follow to effect such a withdrawal.

We will issue a press release for publication through either Dow Jones & Company, Inc., Business Wire, PR Newswire, Marketwire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series A Preferred Stock.

In order to exercise the Change of Control Conversion Right, a holder of Series A Preferred Stock will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) representing the shares of Series A Preferred Stock to be converted, duly endorsed for transfer, together with a written conversion notice completed, to our transfer agent. The conversion notice must state:

•	the relevant Change of Control Conversion Date;

•	the number of shares of Series A Preferred Stock to be converted; and

•	that the shares of Series A Preferred Stock are to be converted pursuant to the applicable provisions of the Series A Preferred Stock.

The “Change of Control Conversion Date” will be a business day that is no less than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of Series A Preferred Stock.

Holders of Series A Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal must state:

•	the number of withdrawn shares of Series A Preferred Stock;

•	if certificated shares of Series A Preferred Stock have been issued, the certificate numbers of the withdrawn shares of Series A Preferred Stock; and

•	the number of shares of Series A Preferred Stock, if any, which remain subject to the conversion notice.

Notwithstanding the foregoing, if the shares of Series A Preferred Stock are held in global form, the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures of The Depository Trust Company, or DTC.

Shares of Series A Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless, prior to the Change of Control Conversion Date, we have provided or we provide notice of our election to redeem such shares of Series A Preferred Stock. If the Change of Control Conversion date is after a record date fixed for a Series A Preferred Stock dividend and prior to the corresponding dividend payment date, the holders of Series A Preferred Stock at the close of business on such record date will be entitled to receive the dividend payable on such shares on the corresponding dividend payment date, notwithstanding the conversion of such shares prior to such dividend date.

In connection with the exercise of any Change of Control Conversion Right, we will comply with all U.S. federal and state securities laws and stock exchange rules in connection with any conversion of Series A Preferred Stock into common stock. Notwithstanding any other provision of the Series A Preferred Stock, no holder of the Series A Preferred Stock will be entitled to convert such Series A Preferred Stock for our common stock to the extent that receipt of such common stock would cause such holder (or any other person) to exceed the stock ownership limits contained in our charter. See “Description of Common Stock — Restrictions on Ownership and Transfer” in the accompanying prospectus and “— Restrictions on Ownership and Transfer” below.

These Change of Control conversion and redemption features may make it more difficult for, or discourage, a third party from taking over our company. See “Risk Factors.” Instead, the Change of Control conversion and redemption features are a result of negotiations between us and the underwriters.

Restrictions on Ownership and Transfer

Our charter contains, and the Articles Supplementary will contain, restrictions on the ownership and transfer of the Series A Preferred Stock that are intended to assist us in complying with the requirements for qualification as a REIT. The relevant sections of the Articles Supplementary will provide that, subject to the exceptions described below, no person or entity may beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Internal Revenue Code, more than 9.8% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of the Series A Preferred Stock, or the Series A Preferred Stock Ownership Limit. A person or entity who, but for the transfer to a trust described below, would have been beneficial or constructive and, if appropriate in the context, the record owner of the Series A Preferred Stock, is referred to as a “purported owner.”

Our Board of Directors may, in its sole discretion, waive the Series A Preferred Stock Ownership Limit (prospectively or retroactively) with respect to a particular stockholder if:

•

our Board of Directors obtains such representations and undertakings from such stockholder as are reasonably necessary to ascertain that no individual’s beneficial or constructive ownership of our stock will result in our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise failing to qualify as a REIT;

•

such stockholder provides our Board of Directors with information including, to the extent necessary, representations and undertakings satisfactory to our Board of Directors in its reasonable discretion that demonstrate that such stockholder does not and will not own, actually or constructively, an interest in a tenant of ours (or a tenant of any entity owned or controlled by us) that would cause us to own, actually or constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Internal Revenue Code) in such tenant (or our Board of Directors determines that revenue derived from such tenant will not affect our ability to qualify as a REIT); and

•

such stockholder agrees that any violation or attempted violation of such representations or undertakings may result in such stockholder’s shares of Series A Preferred Stock being automatically transferred to a charitable trust.

As a condition of its waiver, our Board of Directors may require the applicant to submit such information as the Board of Directors may reasonably need to make the determination regarding our REIT qualification and an opinion of counsel or Internal Revenue Service ruling satisfactory to our Board of Directors with respect to our REIT qualification and may impose such conditions and restrictions as it deems appropriate in connection with granting such an exception.

In connection with the waiver of the Series A Preferred Stock Ownership Limit or at any other time, our Board of Directors may from time to time increase or decrease the Series A Preferred Stock Ownership Limit for all other persons and entities; provided, however, that any decreased Series A Preferred Stock Ownership Limit will not be effective for any stockholder whose percentage ownership of Series A Preferred Stock is in excess of such decreased Series A Preferred Stock Ownership Limit at the time such limit is decreased, until such time as such stockholder’s percentage of ownership of Series A Preferred Stock equals or falls below the decreased Series A Preferred Stock Ownership Limit, but any further acquisition of Series A Preferred Stock will be in violation of the reduced Series A Preferred Stock Ownership Limit; and the Series A Preferred Stock Ownership Limit may not be increased if, after giving effect to such increase, five or fewer individuals (including certain entities) could beneficially own or constructively own, in the aggregate, more than 49.9% in value of the shares of our stock then outstanding. Prior to any increase or decrease of the Series A Preferred Stock Ownership Limit, our Board of Directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our status as a REIT.

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of Series A Preferred Stock that will or may violate any of the foregoing restrictions on ownership and transfer must give written notice immediately to us or, in the case of an attempted or proposed transaction, give us at least 15 days prior written notice, and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The foregoing restrictions on ownership and transfer will not apply if our Board of Directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

If any transfer of shares of Series A Preferred Stock or other event occurs which, if effective, would result in any person beneficially or constructively owning shares of Series A Preferred Stock in excess or in violation of the above transfer or ownership limitations, then that number of shares of Series A Preferred Stock, the beneficial or constructive ownership of which otherwise would cause such person to violate such limitations (rounded up to the nearest whole share), will be deemed to be transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the purported owner will not acquire any rights in such shares of Series A Preferred Stock. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the purported owner, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary of the trust. The Articles Supplementary will provide that, if the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the Series A Preferred Stock Ownership Limit or as otherwise permitted by our Board of Directors, then the transfer of that number of shares of Series A Preferred Stock that otherwise would cause a person to violate the Series A Preferred Stock Ownership Limit will be void.

Shares of Series A Preferred Stock transferred to the trustee are deemed to be offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share paid for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares of Series A Preferred Stock at market price, the last reported sales price on the NYSE on the day of the event which resulted in the transfer of such shares of Series A Preferred Stock to the trust) and (2) the market price on the date we accept, or our designee accepts, such offer. We may reduce the amount payable to the purported owner by the amount of dividends and other distributions which have been paid to the purported owner and are owed by the purported owner to the trustee, as discussed above. We have the right to accept such offer until the trustee has sold the shares of Series A Preferred Stock held in the trust pursuant to the clauses discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the purported owner, and any dividends or other distributions held by the trustee with respect to such Series A Preferred Stock will be paid to the charitable beneficiary.

If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the Series A Preferred Stock Ownership Limit. After that, the trustee must distribute to the purported owner an amount equal to the lesser of (1) the price paid by the purported owner for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares at market price, the last reported sales price on the NYSE on the date of such event) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the trust for the shares. The purported owner has no rights in the shares held by the trustee.

The trustee shall be designated by us and shall be unaffiliated with us and with any purported owner. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the beneficiary, all dividends and other distributions paid by us with respect to the shares held in trust, and may also exercise all voting rights with respect to such shares.

Any beneficial owner or constructive owner of shares of Series A Preferred Stock and any person or entity (including the stockholder of record) who is holding shares of Series A Preferred Stock for a beneficial owner or constructive owner must within 30 days after the end of each taxable year, provide us with a completed questionnaire containing the information regarding their ownership of such shares, as set forth in the applicable Treasury Regulations. In addition, any person or entity that is a beneficial owner or constructive owner of shares of Series A Preferred Stock and any person or entity (including the stockholder of record) who is holding shares of Series A Preferred Stock for a beneficial owner or constructive owner shall, on request, be required to disclose to us in writing such information as we may request in order to determine the effect, if any, of such stockholder’s actual and constructive ownership of shares of Series A Preferred Stock on our qualification as a REIT and to ensure compliance with the Series A Preferred Stock Ownership Limit.

In addition, as discussed in “Description of Common Stock — Restrictions on Ownership and Transfer” in the accompanying prospectus, our charter generally prohibits any stockholder from beneficially or constructively owning more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of our common stock, or 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of our stock and imposes certain other restrictions on the ownership and transfer of our stock.

Our Board of Directors, in its sole discretion, may exempt a person from these ownership limits. However, our Board of Directors may not grant an exemption to any person unless our Board of Directors obtains such representations, covenants and understandings as our Board of Directors may deem appropriate in order to determine that granting the exemption would not result in our losing our qualification as a REIT. As a condition of granting the exemption, our Board of Directors may require a ruling from the Internal Revenue Service or an opinion of counsel in either case in form and substance satisfactory to our Board of Directors, in its sole discretion in order to determine or ensure our qualification as a REIT. Our Board of Directors has established an exemption from this ownership limit which permits Apollo and certain of its affiliates to collectively hold up to 25% of our common stock. Our Board of Directors has also established an exemption from the ownership limit for another group of commonly controlled private funds (not affiliated with Apollo) to collectively hold up to the greater of 1,540,500 shares of our common stock or 15% of our common stock.

Listing

We intend to file an application to list the Series A Preferred Stock on the NYSE under the symbol “AMTGPrA.” We expect trading of the shares of Series A Preferred Stock on the NYSE, if listing is approved, to commence within 30 days after the date of initial delivery of the shares. See “Underwriting” for a discussion of the expected trading of the Series A Preferred Stock on the NYSE.

Book-Entry Procedures

The Depository Trust Company, which we refer to herein as DTC, will act as securities depositary for the Series A Preferred Stock. We will issue one or more fully registered global securities certificates in the name of DTC’s nominee, Cede & Co. These certificates will represent the total aggregate number of Series A Preferred Stock. We will deposit these certificates with DTC or a custodian appointed by DTC. We will not issue certificates to you for the Series A Preferred Stock that you purchase, unless DTC’s services are discontinued as described below.

Title to book-entry interests in the Series A Preferred Stock will pass by book-entry registration of the transfer within the records of DTC in accordance with their respective procedures. Book-entry interests in the securities may be transferred within DTC in accordance with procedures established for these purposes by DTC.

Each person owning a beneficial interest in the Series A Preferred Stock must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of the Series A Preferred Stock.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants, referred to as Direct Participants, deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, referred to as Indirect Participants. The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

When you purchase the Series A Preferred Stock within the DTC system, the purchase must be by or through a Direct Participant. The Direct Participant will receive a credit for the Series A Preferred Stock on DTC’s records. You, as the actual owner of the Series A Preferred Stock, are the “beneficial owner.” Your beneficial ownership interest will be recorded on the Direct and Indirect Participants’ records, but DTC will have no knowledge of your individual ownership. DTC’s records reflect only the identity of the Direct Participants to whose accounts Series A Preferred Stock are credited.

You will not receive written confirmation from DTC of your purchase. The Direct or Indirect Participants through whom you purchased the Series A Preferred Stock should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The Direct and Indirect Participants are responsible for keeping an accurate account of the holdings of their customers such as you.

Transfers of ownership interests held through Direct and Indirect Participants will be accomplished by entries on the books of Direct and Indirect Participants acting on behalf of the beneficial owners.

The laws of some states may require that specified purchasers of securities take physical delivery of the Series A Preferred Stock in definitive form. These laws may impair the ability to transfer beneficial interests in the global certificates representing the Series A Preferred Stock.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

We understand that, under DTC’s existing practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global security such as you desires to take any action which a holder is entitled to take under our charter, DTC would authorize the Direct Participants holding the relevant shares to take such action, and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Redemption notices will be sent to Cede & Co. If less than all of the shares of Series A Preferred Stock are being redeemed, DTC will reduce each Direct Participant’s holdings of Series A Preferred Stock in accordance with its procedures. Notices regarding the occurrence of a Change of Control will also be sent to Cede & Co.

In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to the Series A Preferred Stock. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants whose accounts the Series A Preferred Stock are credited on the record date, which are identified in a listing attached to the omnibus proxy.

Dividend payments on the Series A Preferred Stock will be made directly to DTC (or its successor, if applicable). DTC’s practice is to credit participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that payment date.

Payments by Direct and Indirect Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of the participant and not of DTC, us or any agent of ours.

DTC may discontinue providing its services as securities depositary with respect to the Series A Preferred Stock at any time by giving reasonable notice to us. Additionally, we may decide to discontinue the book-entry only system of transfers with respect to the Series A Preferred Stock. In that event, we will print and deliver certificates in fully registered form for the Series A Preferred Stock. If DTC notifies us that it is unwilling to continue as securities depositary, or it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, we will issue the Series A Preferred Stock in definitive form, at our expense, upon registration of transfer of, or in exchange for, such global security.

According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Global Clearance and Settlement Procedures. Initial settlement for the Series A Preferred Stock will be made in immediately available funds. Secondary market trading between DTC’s Participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

Transfer Agent, Registrar, Dividend Disbursing Agent and Redemption Agent

The transfer agent, registrar, dividend disbursing agent and redemption agent for the Series A Preferred Stock is Wells Fargo Bank, N.A.

UNDERWRITING

We are offering the shares of Series A Preferred Stock described in this prospectus through a number of underwriters. Morgan Stanley& Co. LLC, UBS Securities LLC and J.P. Morgan Securities LLC are acting as joint book running managers of the offering and as representatives of the underwriters. We have entered into an underwriting agreement with the underwriters named below. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discount set forth on the cover page of this prospectus, the number of shares of Series A Preferred Stock listed next to its name in the following table:

Name	Number of shares
Morgan Stanley& Co. LLC.
UBS Securities LLC
J.P. Morgan Securities LLC
Credit Suisse Securities (USA) LLC
RBC Capital Markets, LLC
Stifel, Nicolaus & Company, Incorporated
JMP Securities LLC
Total

The underwriters are committed to purchase all the shares of our Series A Preferred Stock offered by us if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

The underwriters propose to offer the shares of our Series A Preferred Stock directly to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $         per share. In addition, the underwriters may allow, and those selected dealers may reallow, a selling concession of up to $         per depositary share to other dealers. After the initial offering of the shares, the offering price and other selling terms may be changed by the underwriters. Sales of shares made outside of the United States may be made by affiliates of the underwriters.

The underwriters have an option to purchase up to              additional shares of Series A Preferred Stock from us at the public offering price less the underwriting discount and less an amount per share equal to any distributions per share payable by us on our shares of Series A Preferred Stock that are not payable by us on these option shares. The underwriters have 30 days from the date of this prospectus to exercise this option. If any shares are purchased with this option, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of Series A Preferred Stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

The underwriting fee is equal to the public offering price per share of Series A Preferred Stock less the amount paid by the underwriters to us per share of Series A Preferred Stock. The following table shows the per share and total underwriting discount to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

Underwriting discount	Without exercise of option to purchase additional shares	With full exercise of option to purchase additional shares
Per Share	$	$
Total	$	$

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discount, will be approximately $            .

A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

We and our Manager have agreed, subject to certain permitted exceptions, not to (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, or, in the case of the Company, file with the SEC a registration statement under the Securities Act relating to, any shares of our Series A Preferred Stock, or any securities convertible into or exchangeable or exercisable for any shares of our Series A Preferred Stock or any security with terms and conditions substantially similar to our Series A Preferred Stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any shares of Series A Preferred Stock or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of shares of Series A Preferred Stock or such other securities, in cash or otherwise), in each case without the prior written consent of Morgan Stanley & Co. LLC for a period of 30 days after the date of this prospectus with respect to the Company and our Manager. Notwithstanding the foregoing, if (1) during the last 17 days of the 30-day restricted period, we issue an earnings release or material news or a material event relating to our company occurs; or (2) prior to the expiration of the 30-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 30-day period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

No current market exists for the Series A Preferred Stock. We intend to file an application to list the Series A Preferred Stock on the NYSE under the symbol “AMTGPrA.” If this application is approved, trading of the Series A Preferred Stock on the NYSE is expected to begin within 30 days following initial delivery of the Series A Preferred Stock. Our common stock is traded on the NYSE under the symbol “AMTG.”

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of Series A Preferred Stock in the open market for the purpose of preventing or retarding a decline in the market price of the Series A Preferred Stock while this offering is in progress. These stabilizing transactions may include making short sales of the Series A Preferred Stock, which involves the sale by the underwriters of a greater number of shares of Series A Preferred Stock than they are required to purchase in this offering, and purchasing shares of Series A Preferred Stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Series A Preferred Stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the Series A Preferred Stock, including the imposition of penalty bids. This means that if the representatives of the underwriters purchases Series A

Preferred Stock in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of the Series A Preferred Stock or preventing or retarding a decline in the market price of the Series A Preferred Stock, and, as a result, the price of the Series A Preferred Stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the NYSE, in the over the counter market or otherwise.

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling with Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The securities are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such securities will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), from and including the date on which the European Union Prospectus Directive (the “EU Prospectus Directive”) is implemented in that Relevant Member State (the “Relevant Implementation Date”) an offer of securities described in this prospectus may not be made to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the EU Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•

to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•

to fewer than 100 natural or legal persons (other than qualified investors as defined in the EU Prospectus Directive) subject to obtaining the prior consent of the book-running manager for any such offer; or

•	in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the EU Prospectus Directive in that Member State and the expression EU Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

To date, we have entered into master repurchase agreements with 19 counterparties, including Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC and Credit Suisse Securities (USA) LLC, each of which is an underwriter in this offering. In addition, certain of the underwriters and their affiliates have provided Apollo and certain of its affiliates in the past, and may provide to us, our Manager, Apollo and/or certain of their respective affiliates from time to time in the future, certain commercial banking, financial advisory, investment banking, prime brokerage, hedge counterparty, trading and other services in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In the past, certain of the underwriters or affiliates of the underwriters have provided to Apollo credit facilities (including administrative agent and related services) as well as M&A advisory services and secondary market trading services (including swaps and foreign exchange) and have acted as an initial purchaser or underwriter with respect to private or public offerings of certain Apollo securities. In addition, in the past certain of the underwriters or affiliates of the underwriters have provided to certain entities managed by Apollo, certain of the investment funds controlled by Apollo and to certain holding companies, acquisition vehicles and operating portfolio companies owned by those funds services similar to those provided to Apollo, as well as dealer manager and solicitation agent services. In each case, such affiliates of the underwriters received customary fees, commissions and reimbursements of expenses for these transactions and services. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

ADDITIONAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion supplements the discussion under the heading “U.S. Federal Income Tax Considerations” in the accompanying prospectus. The following is a summary of certain additional federal income tax considerations with respect to the ownership of the Series A Preferred Stock.

The U.S. federal income tax treatment of holders of the Series A Preferred Stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding the Series A Preferred Stock will depend on the stockholder’s particular tax circumstances. You are urged to consult your tax advisor regarding the U.S. federal, state, local, and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging or otherwise disposing of the Series A Preferred Stock.

Redemption of Series A Preferred Stock

Whenever we redeem any Series A Preferred Stock, the treatment accorded to any redemption by us for cash (as distinguished from a sale, exchange or other disposition) of our Series A Preferred Stock to a holder of such Series A Preferred Stock can only be determined on the basis of the particular facts as to each holder at the time of redemption. In general, a holder of our Series A Preferred Stock will recognize capital gain or loss measured by the difference between the amount received by the holder of such Series A Preferred Stock upon the redemption (less any portion thereof attributable to accumulated and declared but unpaid dividends, which will be taxable as a dividend to the extent of current and accumulated earnings and profits) and such holder’s adjusted tax basis in the shares of Series A Preferred Stock redeemed (provided the shares of Series A Preferred Stock are held as a capital asset) if such redemption (i) results in a “complete termination” of the holder’s interest in all classes of our shares under Section 302(b)(3) of the Internal Revenue Code, or (ii) is “not essentially equivalent to a dividend” with respect to the holder of the shares of Series A Preferred Stock under Section 302(b)(1) of the Internal Revenue Code. In applying these tests, there must be taken into account not only any shares of Series A Preferred Stock being redeemed, but also such holder’s ownership of other classes of our stock and any options (including stock purchase rights) to acquire any of the foregoing. The holder of our Series A Preferred Stock also must take into account any such securities (including options) which are considered to be owned by such holder by reason of the constructive ownership rules set forth in Sections 318 and 302(c) of the Internal Revenue Code.

If the holder of Series A Preferred Stock owns (actually or constructively) none of our voting shares, or owns an insubstantial amount of our voting shares, based upon current law, it is probable that the redemption of shares of Series A Preferred Stock from such a holder would be considered to be “not essentially equivalent to a dividend.” However, whether a distribution is “not essentially equivalent to a dividend” depends on all of the facts and circumstances and a holder of our Series A Preferred Stock intending to rely on any of these tests at the time of redemption should consult its tax advisor to determine their application to its particular situation.

If the redemption does not meet any of the tests under Section 302 of the Internal Revenue Code, then the redemption proceeds received from our Series A Preferred Stock will be treated as a distribution on our shares as described under “U.S. Federal Income Tax Considerations — Taxation of Taxable U.S. Stockholders — Distributions” in the accompanying prospectus. If the redemption of a holder’s shares of Series A Preferred Stock is taxed as a dividend, the adjusted basis of such holder’s redeemed Series A Preferred Stock will be transferred to any other shares held by the holder. If the holder owns no other shares, under certain circumstances, such basis may be transferred to a related person, or it may be lost entirely.

Proposed Regulations Regarding Certain Redemptions of Preferred Stock

With respect to a redemption of our Series A Preferred Stock that is treated as a distribution with respect to our shares, the Internal Revenue Service has proposed Treasury regulations that would require any basis reduction associated with such a redemption to be applied on a share-by-share basis which could result in taxable gain with respect to some shares, even though the holder’s aggregate basis for the shares would be sufficient to absorb the entire amount of the redemption distribution (in excess of any amount of such distribution treated as a dividend). Additionally, these proposed Treasury regulations would not permit the transfer of basis in the redeemed shares of the Series A Preferred Stock to the remaining shares of our stock held (directly or indirectly) by the redeemed holder. Instead, the unrecovered basis in our Series A Preferred Stock would be treated as a deferred loss to be recognized when certain conditions are satisfied. These proposed Treasury regulations would be effective for transactions that occur after the date the regulations are published as final Treasury regulations. There can, however, be no assurance as to whether, when and in what particular form such proposed Treasury regulations will ultimately be finalized.

Conversion of Our Series A Preferred Stock into Common Stock

U.S. Stockholders

Except as provided below, a U.S. stockholder generally will not recognize gain or loss upon the conversion of our Series A Preferred Stock into our common stock. Except as provided below, a U.S. stockholder’s basis and holding period in the common stock received upon conversion generally will be the same as those of the converted Series A Preferred Stock (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share of common stock exchanged for cash). Any common stock received in a conversion that is attributable to accumulated and unpaid dividends on the converted Series A Preferred Stock will be treated as a distribution on our shares as described under “U.S. Federal Income Tax Considerations — Taxation of Taxable U.S. Stockholders — Distributions” in the accompanying prospectus. Cash received upon conversion in lieu of a fractional common share generally will be treated as a payment in a taxable exchange for such fractional common share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional common share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. stockholder has held the Series A Preferred Stock for more than one year. See “U.S. Federal Income Tax Considerations — Taxation of Taxable U.S. Stockholders — Dispositions of Our Common Stock” in the accompanying prospectus. U.S. stockholders should consult with their tax advisor regarding the U.S. federal income tax consequences of any transaction by which such holder exchanges common stock received on a conversion of Series A Preferred Stock for cash or other property.

In addition, under certain circumstances, a holder of Series A Preferred Stock will have the right to convert some or all of the holder’s Series A Preferred Stock into the Alternative Form Consideration — i.e., an amount of cash, securities or other property or assets that such holder would have received upon the Change of Control had such holder converted the holder’s Series A Preferred Stock into shares of our common stock immediately prior to the effective time of the Change of Control (see “Description of the Series A Preferred Stock — Conversion Rights — Conversion” in this prospectus supplement). If a U.S. stockholder receives the Alternative Form Conversion Consideration (in lieu of shares of our common stock) in connection with the conversion of the stockholder’s shares of Series A Preferred Stock, the tax treatment of the receipt of any such other consideration will depend on the nature of the consideration and the structure of the transaction that gives rise to the Change of Control, and it may be a taxable exchange. U.S. stockholders converting their shares of Series A Preferred Stock should consult their tax advisors regarding the U.S. federal income tax consequences of any such conversion and of the ownership and disposition of the consideration received upon any such conversion.

Non-U.S. Stockholders

Except as provided below, a non-U.S. stockholder generally will not recognize gain or loss upon the conversion of our Series A Preferred Stock into our common stock, provided our Series A Preferred Stock does not constitute a U.S. real property interest, or USRPI. Even if our Series A Preferred Stock does constitute a USRPI, provided our common stock also constitutes a USRPI, a non-U.S. stockholder generally will not recognize gain or loss upon a conversion of our Series A Preferred Stock into our common stock provided certain reporting requirements are satisfied. Except as provided below, a non-U.S. stockholder’s basis and holding period in the common stock received upon conversion will be the same as those of the converted Series A Preferred Stock (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share of common stock exchanged for cash). Any common stock received in a conversion that is attributable to accumulated and unpaid dividends on the converted Series A Preferred Stock will be treated as a distribution on our shares as described under “U.S. Federal Income Tax Considerations — Taxation of Non-U.S. Stockholders — Ordinary Dividends” in the accompanying prospectus. Cash received upon conversion in lieu of a fractional common share generally will be treated as a payment in a taxable exchange for such fractional common share as described under “U.S. Federal Income Tax Considerations — Taxation of Non-U.S. Stockholders — Dispositions of Our Common Stock” in the accompanying prospectus. Non-U.S. stockholders should consult with their tax advisor regarding the U.S. federal income tax consequences of any transaction by which such holder exchanges common stock received on a conversion of Series A Preferred Stock for cash or other property.

Information Reporting and Backup Withholding Tax Applicable to Holders of our Securities

Legislation relating to foreign accounts.

Recently enacted legislation may impose withholding taxes on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities. See “U.S. Federal Income Tax Considerations — Taxation of Taxable U.S. Stockholders — Legislation Relating to Foreign Accounts” and “U.S. Federal Income Tax Considerations — Taxation of non-U.S. Stockholders — Legislation Relating to Foreign Accounts” in the accompanying prospectus. Although such legislation as enacted applies to payments made after December 31, 2012, the Internal Revenue Service has issued proposed Treasury regulations stating that the withholding tax imposed by such legislation shall only apply (i) to certain U.S. source payments made after December 31, 2013 and (ii) to certain “pass thru” payments made, and to disposition proceeds of U.S. securities realized, after December 31, 2014. Prospective holders of the Series A Preferred Stock should consult their tax advisors regarding the effect of this new legislation and the proposed Treasury regulations in their particular circumstances.

LEGAL MATTERS

Clifford Chance US LLP has passed upon the validity of the issuance of the Series A Preferred Stock offered by this prospectus supplement on behalf of the issuer. Latham & Watkins LLP has represented the underwriters in connection with the offering.

EXPERTS

Our consolidated financial statements, appearing in our Annual Report on Form 10-K for the year ended December 31, 2011 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as set forth in their report thereon and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

We have filed a registration statement on Form S-3 with the SEC in connection with this offering. In addition, we file annual, quarterly, current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any other documents filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public at the SEC’s Internet site at http://www.sec.gov. Our reference to the SEC’s Internet site is intended to be an inactive textual reference only.

This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement. If a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts or other documents filed or incorporated by reference as an exhibit to the registration statement, the reference may not be complete and you should refer to the filed copy of the contract or document.

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is part of this prospectus supplement. Later information filed with the SEC will update and supersede this information.

This prospectus supplement incorporates by reference the documents listed below, all of which have been previously filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2011, filed on March 8, 2012;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012, filed on May 11, 2012;

•	our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012, filed on August 10, 2012;

•

our Definitive Proxy Statement filed with the SEC on March 27, 2012 (but only with respect to information required by Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011); and

•	our Current Report on Form 8-K filed on May 11, 2012.

We also incorporate by reference into this prospectus additional documents that we may file (but not furnish) with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated.

You may obtain copies of any of these filings by contacting us as described below or through contacting the SEC or accessing its website as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into those documents, by requesting them in writing, by telephone or via the Internet at:

Apollo Residential Mortgage, Inc.

9 West 57th Street

New York, NY 10019

212-515-3200

Attn: Investor Relations

Website: www.ApolloResidentialMortgage.com

The information contained on our website is not a part of this prospectus supplement.

PROSPECTUS

$750,000,000

APOLLO RESIDENTIAL MORTGAGE, INC.

Common Stock,

Preferred Stock,

Depositary Shares,

Warrants

and

Rights

We may from time to time offer, in one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:

•	shares of our common stock, par value $0.01 per share;

•	shares of our preferred stock (which we may issue in one or more series), par value $0.01 per share;

•	depositary shares representing entitlement to all rights and preferences of fractions of shares of preferred stock of a specified series and represented by depositary receipts;

•	warrants to purchase shares of common stock, preferred stock or depositary shares; or

•	rights to purchase common stock.

We refer to the common stock, preferred stock, depositary shares, warrants and rights, collectively, as the “securities” in this prospectus. The securities will have an aggregate initial offering price of up to $750,000,000, or its equivalent in a foreign currency based on the exchange rate at the time of sale, in amounts, at initial prices and on terms determined at the time of the offering.

The specific terms of the securities will be set forth in the applicable prospectus supplement and will include, as applicable: (i) in the case of our common stock, any public offering price; (ii) in the case of our preferred stock, the specific designation and any dividend, liquidation, redemption, conversion, voting and other rights, and any public offering price; (iii) in the case of depositary shares, the fractional share of preferred stock represented by each such depositary share; (iv) in the case of warrants, the duration, offering price, exercise price and detachability; and (v) in the case of rights, the number being issued, the exercise price and the expiration date.

The applicable prospectus supplement will also contain information, where applicable, about certain U.S. federal income tax consequences relating to, and any listing on a securities exchange of, the securities covered by such prospectus supplement. It is important that you read both this prospectus and the applicable prospectus supplement before you invest.

We may offer the securities directly, through agents, or to or through underwriters. The prospectus supplement will describe the terms of the plan of distribution and set forth the names of any underwriters involved in the sale of the securities. See “Plan of Distribution” beginning on page 9 for more information on this topic. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities. This prospectus may also be used to cover the resale of securities by one or more selling stockholders.

Our common stock is listed on the New York Stock Exchange under the symbol “AMTG.”

An investment in these securities entails certain material risks and uncertainties that should be considered. See “Risk Factors” beginning on page 3 of our Annual Report on Form 10-K for the year ended December 31, 2011.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated August 10, 2012

i

APOLLO RESIDENTIAL MORTGAGE, INC.

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement. Under this shelf registration statement, we may sell any combination of common stock, preferred stock, depositary shares, warrants and rights. In addition, this prospectus covers shares of our common stock beneficially owned by one or more selling stockholders (the “selling stockholders”) that can sell those shares by means of this prospectus in the circumstances we describe. You should rely only on the information provided or incorporated by reference in this prospectus or any applicable prospectus supplement. Neither we nor the selling stockholders have authorized anyone to provide you with different or additional information. Neither we nor the selling stockholders are making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should not assume that the information appearing in this prospectus or any applicable prospectus supplement or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read carefully the entire prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference in the prospectus and any applicable prospectus supplement, before making an investment decision.

In this prospectus, unless otherwise specified or the context requires otherwise, we use the terms “company,” “we,” “us” and “our” to refer to Apollo Residential Mortgage, Inc., a Maryland corporation, together with its consolidated subsidiaries; references in this prospectus to “Apollo” refer to Apollo Global Management, LLC, a Delaware limited liability company, together with its subsidiaries; and references in this prospectus to “our Manager” refer to ARM Manager, LLC, a Delaware limited liability company and an indirect subsidiary of Apollo Global Management, LLC. Set forth below are definitions for certain commonly used terms in this prospectus. “Agency” or “Agencies” refer to a federally chartered corporation, such as Fannie Mae or Freddie Mac, or an agency of the U.S. government, such as Ginnie Mae, a wholly-owned corporate instrumentality of the United States of America within the U.S. Department of Housing and Urban Development; references to “RMBS” refer to residential mortgage-backed securities; references to “Agency RMBS” refer to RMBS issued or guaranteed by the Agencies while “non-Agency RMBS” refer to RMBS that are not issued or guaranteed by the Agencies; references to “ARMs” refers to adjustable rate mortgages; and references to “Agency Derivatives” refer to Agency interest-only and Agency inverse interest-only securities, which securities receive some or all of the interest payments, but no principal payments, made on a related series of Agency assets, based on a notional principal balance.

SUMMARY INFORMATION

We are a residential real estate investment trust primarily focused on investing in residential mortgage assets throughout the United States. Our principal objective is to provide attractive risk-adjusted returns to our stockholders over the long term, primarily through dividend distributions and secondarily through capital appreciation. We pursue this objective by selectively constructing a portfolio of assets that currently consists of Agency RMBS and non-Agency RMBS, whose underlying collateral includes fixed rate mortgages, ARMs and Agency Derivatives, and that over time may be diversified to cover a broader range of other residential mortgage assets, including residential mortgage loans and mortgage servicing rights. We refer to the assets we target for acquisition as our target assets.

We are externally managed and advised by ARM Manager, LLC, or our Manager, an indirect subsidiary of Apollo Global Management, LLC. Pursuant to the terms of the management agreement between us and our Manager, our Manager is responsible for conducting our business activities and day-to-day operations and providing us with our management team and appropriate support personnel. We intend to elect, upon filing our 2011 U.S. federal income tax return, and qualify to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes, commencing with our taxable year ended December 31, 2011.

Our principal executive offices are located at 9 West 57th Street, New York, New York 10019. Our telephone number is (212) 515-3200. Our website is www.ApolloResidentialMortgage.com. The information on our website is not considered part of this prospectus.

RISK FACTORS

Investment in our securities involves a high degree of risk. You should carefully consider the risks described in the section “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2011, which has been filed with the Securities and Exchange Commission, or the SEC, as well as other information in this prospectus and any accompanying prospectus supplement before purchasing our securities. Each of the risks described could materially adversely affect our business, financial condition, results of operations, or ability to make distributions to our stockholders. In such case, you could lose all or a portion of your original investment. See “Where You Can Find More Information” beginning on page 56 of this prospectus.

FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this prospectus and the documents incorporated by reference in this document within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. For these statements, we claim the protections of the safe harbor for forward-looking statements contained in such Section. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond our control. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. When we use the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, we intend to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking:

•	market trends in our industry, interest rates, real estate values, the debt securities markets, the U.S. housing market or the general economy or the demand for residential mortgage loans;

•	our business and investment strategy;

•	our operating results;

•	actions and initiatives of the U.S. government and changes to U.S. government policies and the execution and impact of these actions, initiatives and policies;

•	the state of the U.S. economy generally or in specific geographic regions;

•	economic trends and economic recoveries;

•	our ability to obtain and maintain financing arrangements, including securitizations;

•	the favorable Agency RMBS return dynamics available;

•	the level of government involvement in the U.S. mortgage market;

•	the anticipated lower default rates on non-Agency RMBS;

•	the non-Agency RMBS securitization market;

•	general volatility of the securities markets in which we participate;

•	changes in the value of our assets;

•	interest rate mismatches between our target assets and any borrowings used to fund such assets;

•	changes in interest rates and the market value of our target assets;

•	changes in prepayment rates on our target assets;

•	effects of hedging instruments on our target assets;

•	rates of default or decreased recovery rates on our target assets;

•	the degree to which our hedging strategies may or may not protect us from interest rate volatility;

•	impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters;

•	our ability to maintain our qualification as a REIT for U.S. federal income tax purposes;

•	our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended;

•	availability of opportunities to acquire Agency RMBS, non-Agency RMBS, residential mortgage loans and other residential mortgage assets;

•	availability of qualified personnel;

•	estimates relating to our ability to make distributions to our stockholders in the future; and

•	our understanding of our competition.

We caution that the foregoing list of factors is not all-inclusive. All subsequent written and oral forward-looking statements concerning us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements above. We caution not to place undue reliance upon any forward-looking statements, which speak only as of the date made. We do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based.

The forward-looking statements contained in this prospectus and the documents incorporated by reference herein reflect our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. Forward-looking statements are not predictions of future events. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. Some of these factors are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, each of which is incorporated by reference into this prospectus. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Such new risks and uncertainties may be included in the documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus which will be considered to be incorporated by reference into this prospectus. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should carefully consider these risks before you make an investment decision with respect to our common stock, preferred stock, depositary shares, warrants or rights.

For more information regarding risks that may cause our actual results to differ materially from any forward-looking statements, see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011 and in the documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus, which will be considered to be incorporated by reference into this prospectus.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated. The ratio of earnings to combined fixed charges and preferred stock dividends was computed by dividing earnings by our fixed charges. We have not issued any preferred stock as of the date of this prospectus, and therefore there are no preferred dividends included in our calculation of ratios of earnings to combined fixed charges and preferred stock dividends. This ratio of earnings to fixed charges is calculated in accordance with generally accepted accounting principles.

	For the period July 27, 2011 (commencement of operations) to December 31, 2011(1)	For the three months ended March 31, 2012
Ratio of earnings to combined fixed charges and preferred stock dividends(2)	3.8x	16.1x

(1)	We commenced operations on July 27, 2011.
(2)	We had no shares of preferred stock outstanding during the periods presented.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities to acquire target assets, repay indebtedness or for general corporate purposes. Further details relating to the use of the net proceeds will be set forth in the applicable prospectus supplement. We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders offered by any prospectus supplement.

SELLING STOCKHOLDERS

This prospectus also relates to the possible resale by certain of our stockholders, who we refer to in this prospectus as the “selling stockholders,” of shares of common stock (or securities convertible into such shares of common stock) that were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus forms a part, consisting of (1) shares of common stock purchased in certain private placements made upon the completion of our initial public offering in July 2011 and (2) shares of common stock issued under, and grants of securities convertible into shares of common stock granted under, the Apollo Residential Mortgage, Inc. 2011 Equity Incentive Plan. Subsequent to such transactions, certain holders distributed certain of these securities to their equity holders and their affiliates. One or more selling stockholders to be identified by prospectus supplement, post-effective amendment or incorporated by reference from our periodic or current reports may sell, under this prospectus and any applicable supplements, shares of our common stock issued or to be issued as described above. The selling stockholders shall not sell any shares of our common stock pursuant to this prospectus until we have identified such selling stockholders and the shares being offered for resale by such selling stockholders as described above. However, the selling stockholders may sell or transfer all or a portion of their shares of our common stock pursuant to any available exemption from the registration requirements of the Securities Act.

PLAN OF DISTRIBUTION

We and the selling stockholders may sell the securities to one or more underwriters for public offering and sale by them or may sell the securities to investors directly or through agents. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. Underwriters and agents in any distribution contemplated hereby may from time to time be designated on terms to be set forth in the applicable prospectus supplement.

Underwriters or agents could make sales in privately negotiated transactions and any other method permitted by law. Securities may be sold in one or more of the following transactions: (a) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the securities as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement; (c) a special offering, an exchange distribution or a secondary distribution in accordance with applicable New York Stock Exchange or other stock exchange rules; (d) ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers; (e) “at the market” offerings or sales “at the market,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise; (f) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers; or (g) through a combination of any of these methods. Broker-dealers may also receive compensation from purchasers of these securities which is not expected to exceed those customary in the types of transactions involved.

Underwriters or agents may offer and sell the securities at a fixed price or prices, which may be changed in relation to the prevailing market prices at the time of sale or at negotiated prices. We and the selling stockholders also may, from time to time, authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters or agents may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or the agents and/or commissions from the purchasers for whom they may act as agent.

Any underwriting compensation paid by us or the selling stockholders to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters or agents to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us, our Manager or the selling stockholders, to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act.

We may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be less than this amount.

Any securities issued hereunder (other than common stock) will be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold by us or the selling stockholders for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you as to the liquidity of the trading market for any such securities.

The selling stockholders may also sell shares of common stock in one or more privately negotiated transactions exempt from the registration requirements of the Securities Act pursuant to Rule 144 under the Securities Act, Section 4(1) of the Securities Act or other applicable exemptions, regardless of whether the securities are covered by the registration statement of which this prospectus forms a part. Such sales, if any, will not form part of the plan of distribution described in this prospectus. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each such sale.

The underwriters and the agents and their respective affiliates may be customers of, engage in transactions with and perform services for us, Apollo or our Manager or the selling stockholders in the ordinary course of business.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the material terms of the common stock, preferred stock, warrants and rights that we may offer and sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement and are subject to and qualified in their entirety by reference to Maryland law and our charter and bylaws. See “Where You Can Find More Information.”

Apollo Residential Mortgage, Inc. was formed on March 15, 2011. Our charter provides that we may issue up to 450,000,000 shares of common stock, $0.01 par value per share, and up to 50,000,000 shares of preferred stock, $0.01 par value per share. Our charter authorizes our board of directors to amend our charter by a majority vote of the entire board of directors to increase or decrease the aggregate number of authorized shares of stock or the number of shares of stock of any class or series without stockholder approval. As of July 20, 2012, 24,184,410 shares of our common stock were issued and outstanding. Under Maryland law, our stockholders generally will not be personally liable for any of our debts or obligations solely as a result of their status as stockholders.

DESCRIPTION OF COMMON STOCK

Common Stock

Our common stock offered hereby will be duly authorized, validly issued, fully paid and nonassessable. Subject to the preferential rights, if any, of holders of any other class or series of our stock and to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, holders of outstanding shares of common stock are entitled to receive dividends on such shares of common stock out of assets legally available for such purposes if, as and when authorized by our board of directors and declared by us, and the holders of outstanding shares of common stock are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all our known debts and liabilities.

The shares of common stock that we are offering will be issued by us and do not represent any interest in or obligation of our Manager, Apollo or any of their affiliates. Further, the shares are not a deposit or other obligation of any bank, are not an insurance policy of any insurance company and are not insured or guaranteed by the Federal Deposit Insurance Company, any other governmental agency or any insurance company. The shares of common stock will not benefit from any insurance guaranty association coverage or any similar protection.

Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock and except as may otherwise be specified in the terms of any class or series of stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors and, except as provided with respect to any other class or series of stock, the holders of shares of common stock will possess the exclusive voting power. A plurality of the votes cast in the election of directors is sufficient to elect a director and there is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.

Holders of shares of common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no pre-emptive rights to subscribe for any securities of our company. Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, shares of common stock will have equal dividend, liquidation and other rights.

Under the Maryland General Corporation Law, or the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge or consolidate with another entity, sell all or substantially all of its assets or engage in a statutory share exchange unless the action is advised by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter, unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is specified in the corporation’s charter. Our charter provides that these actions (other than certain amendments to the provisions of our charter related to the removal of directors and the restrictions on ownership and transfer of our stock, and the vote required to amend such provisions, which must be approved by the affirmative vote of at least two-thirds of the votes entitled to be cast on the amendment) may be approved by a majority of all of the votes entitled to be cast on the matter.

Power to Reclassify Our Unissued Shares of Stock

Our charter authorizes our board of directors to classify and reclassify any unissued shares of common or preferred stock into other classes or series of stock, including one or more classes or series of stock that have priority with respect to voting rights, dividends or upon liquidation over our common stock, and authorize us to issue the newly-classified shares. Prior to the issuance of shares of each new class or series, our board of directors is required by Maryland law and by our charter to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption for each class or series. Our board of directors may take these actions without stockholder approval unless stockholder approval is required by the rules of any stock exchange or automatic quotation system on which our securities are listed or traded. Therefore, our board of directors could authorize the issuance of shares of common or preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interest of our stockholders. No shares of preferred stock are presently outstanding, and we currently have no plans to issue any shares of preferred stock.

Power to Increase or Decrease Authorized Shares of Stock and Issue Additional Shares of Common and Preferred Stock

We believe that the power of our board of directors to amend our charter to increase or decrease the number of authorized shares of stock, to authorize us to issue additional authorized but unissued shares of common or preferred stock and to classify or reclassify unissued shares of common or preferred stock and thereafter to authorize us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as the additional shares of common stock, will be available for issuance without further action by our stockholders, unless such approval is required by the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not currently intend to do so, it could authorize us to issue a class or series of stock that could, depending upon the terms of the particular class or series, delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interest of our stockholders.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, shares of our stock must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of our stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made). To qualify as a REIT, we must satisfy other requirements as well. See “U.S. Federal Income Tax Considerations—Requirements for Qualification as a REIT.”

Our charter contains restrictions on the ownership and transfer of our stock. The relevant sections of our charter provide that, subject to the exceptions described below, no person or entity may own, or be deemed to own, beneficially or by virtue of the applicable constructive ownership provisions of the Internal Revenue Code, more than 9.8% by value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock, or 9.8% by value or number of shares, whichever is more restrictive, of the outstanding shares of all classes and series of our capital stock. We refer to these limits collectively as the “ownership limit.” An individual or entity is referred to as a “prohibited owner” if, but for the ownership limit or other restrictions on ownership and transfer of our stock described below, had a violative transfer or other event been effective, the individual or entity would have been a beneficial owner or, if appropriate, a record owner of shares of our stock.

The constructive ownership rules under the Internal Revenue Code are complex and may cause shares of stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% by value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock, or 9.8% by value or number of shares, whichever is more restrictive, of the outstanding shares of all classes and series of our capital stock (or the acquisition of an interest in an entity that owns, actually or constructively, shares of our stock by an individual or entity), could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively in excess of the ownership limit.

Our board of directors may, in its sole discretion, subject to such conditions as it may determine and the receipt of certain representations and undertakings, prospectively or retroactively, waive the ownership limit or establish a different limit on ownership, or excepted holder limit, for a particular stockholder if the stockholder’s ownership in excess of the ownership limit would not result in our being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise would result in our failing to qualify as a REIT. As a condition of its waiver or grant of excepted holder limit, our board of directors may, but is not required to, require an opinion of counsel or ruling from the Internal Revenue Service, or the IRS, satisfactory to our board of directors in order to determine or ensure our qualification as a REIT and may impose such other conditions and limitations as our board of directors may determine. Our board of directors has established an exemption from this ownership limit which permits Apollo and certain of its affiliates to collectively hold up to 25% of our common stock. Our board of directors has also established an exemption from the ownership limit for another group of commonly controlled private funds (not affiliated with Apollo) to collectively hold up to the greater of 1,540,500 shares of our common stock or 15% of our common stock.

In connection with granting a waiver of the ownership limit, creating an excepted holder limit or at any other time, our board of directors may from time to time increase or decrease the ownership limit for all other individuals and entities unless, after giving effect to such increase, five or fewer individuals could beneficially own in the aggregate more than 49.9% in value of the shares of all classes and series of our capital stock then outstanding or we would otherwise fail to qualify as a REIT. Prior to the modification of the ownership limit, our board of directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our qualification as a REIT. A reduced ownership limit will not apply to any person or entity whose percentage ownership of our common stock or stock of all classes and series, as applicable, is in excess of such decreased ownership limit until such time as such individual’s or entity’s percentage ownership of our common stock or stock of all classes and series, as applicable, equals or falls below the decreased ownership limit, but any further acquisition of shares of our common stock or stock of any other class or series, as applicable, in excess of such percentage ownership of our common stock or stock of all classes and series will be in violation of the ownership limit.

Our charter further prohibits:

•

any person from beneficially or constructively owning, applying certain attribution rules of the Internal Revenue Code, shares of our stock that would result in our being “closely held” under Section 856(h) of the Internal Revenue Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT; and

•	any person from transferring shares of our stock if such transfer would result in shares of our stock being owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate the ownership limit or any of the other foregoing restrictions on ownership and transfer of our stock, or who would have owned shares of our stock transferred to a trust as described below, must immediately give us written notice of the event or, in the case of an attempted or proposed transaction, must give at least 15 days prior written notice to us and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The foregoing restrictions on ownership and transfer of our stock will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT or that compliance with the restrictions and limitations on ownership and transfer of our stock as described above is no longer required in order for us to qualify as a REIT.

If any transfer of shares of our stock would result in shares of our stock being beneficially owned by fewer than 100 persons, such transfer will be null and void and the intended transferee will acquire no rights in such shares. In addition, if any purported transfer of shares of our stock or any other event would otherwise result in any person violating the ownership limit or an excepted holder limit established by our board of directors or in our being “closely held” under Section 856(h) of the Internal Revenue Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then that number of shares (rounded up to the nearest whole share) that would cause such person to violate such restrictions will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us and the intended transferee will acquire no rights in such shares. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the prohibited owner, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary by the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit or our being “closely held” under Section 856(h) of the Internal Revenue Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then our charter provides that the transfer of the shares will be null and void.

Shares of stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price paid by the prohibited owner for the shares (or, if the event that resulted in the transfer to the trust did not involve a purchase of such shares of stock at market price, the last reported sales price on the New York Stock Exchange (or other applicable exchange on which shares of our stock are listed) on the day of the event which resulted in the transfer of such shares of stock to the trust) and (2) the market price on the date we accept, or our designee accepts, such offer. We may reduce this amount by the amount of any dividend or other distribution that we have paid to the prohibited owner before we discovered that the shares had been automatically transferred to the trust and that are then owed to the trustee as described above, and we may pay the amount of any such reduction to the trustee for the benefit of the charitable beneficiary. We have the right to accept such offer until the trustee has sold the shares of our stock held in the trust as discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, the trustee must distribute the net proceeds of the sale to the prohibited owner and any dividends or other distributions held by the trustee with respect to such shares of stock will be paid to the charitable beneficiary.

If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limit or the other restrictions on ownership and transfer of our stock. After the sale of the shares, the interest of the charitable beneficiary in the shares transferred to the trust will terminate and the trustee must distribute to the prohibited owner an amount equal to the lesser of (1) the price paid by the prohibited owner for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares at market price, the last reported sales price on the New York Stock Exchange (or other applicable exchange) on the day of the event which resulted in the transfer of such shares of stock to the trust) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the trust for the shares. The trustee may reduce the amount payable to the prohibited owner by the amount of any dividend or other distribution that we paid to the prohibited owner before we discovered that the shares had been automatically transferred to the trust and that are then owed to the trustee as described above. Any net sales proceeds in excess of the amount payable to the prohibited owner will be immediately paid to the beneficiary of the trust, together with any dividends or other distributions thereon. In addition, if, prior to discovery by us that shares of stock have been transferred to a trust, such shares of stock are sold by a prohibited owner, then such shares will be deemed to have been sold on behalf of the trust and, to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount will be paid to the trustee upon demand. The prohibited owner has no rights in the shares held by the trustee.

The trustee will be designated by us and will be unaffiliated with us and with any prohibited owner. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the beneficiary of the trust, all dividends and other distributions paid by us with respect to the shares held in trust and may also exercise all voting rights with respect to the shares held in trust. These rights will be exercised for the exclusive benefit of the beneficiary of the trust. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand.

Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee’s sole discretion:

•	to rescind as void any vote cast by a prohibited owner prior to our discovery that the shares have been transferred to the trust; and

•	to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.

In addition, if our board of directors determines in good faith that a proposed transfer or other event would violate the restrictions on ownership and transfer of our stock, our board of directors may take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem the shares of stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Every owner of 5% or more (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, must give us written notice, stating the stockholder’s name and address, the number of shares of each class and series of our stock that the stockholder beneficially owns and a description of the manner in which the shares are held. Each such owner must provide to us in writing such additional information as we may request in order to determine the effect, if any, of the stockholder’s beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limit. In addition, each stockholder must provide to us in writing such information as we may request in good faith in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Any certificates representing shares of our stock bear a legend referring to the restrictions described above.

These restrictions on ownership and transfer could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common stock or otherwise be in the best interest of the stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Wells Fargo Shareowner Services.

DESCRIPTION OF PREFERRED STOCK

General

Our charter provides that we may issue up to 50,000,000 shares of preferred stock, $0.01 par value per share. On July 20, 2012 we had no outstanding shares of preferred stock.

We may issue preferred stock. Preferred stock may be issued independently or together with any other securities and may be attached to or separate from the securities. The following description of the preferred stock sets forth general terms and provisions of the preferred stock to which any prospectus supplement may relate. The statements below describing the preferred stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our charter and bylaws and any applicable designation designating terms of a series of preferred stock. The issuance of preferred stock could adversely affect the voting power, dividend rights and other rights of holders of common stock. Although our board of directors does not have this intention at the present time, it or a duly authorized committee could establish another series of preferred stock, that could, depending on the terms of the series, delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for the common stock or otherwise be in the best interest of the holders thereof.

Terms

Subject to the limitations prescribed by our charter, our board of directors is authorized to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of any series of preferred stock previously authorized by our board of directors. Prior to issuance of shares of each class or series of preferred stock, our board of directors is required by the MGCL and our charter to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption for each class or series.

Reference is made to the prospectus supplement relating to the series of preferred stock offered thereby for the specific terms thereof, including:

•	the designation of the class and/or series of preferred stock;

•	the number of shares of the preferred stock, the liquidation preference per share of the preferred stock and the offering price of the preferred stock;

•	the dividend rate(s), period(s) and/or payment day(s) or method(s) of calculation thereof applicable to the preferred stock;

•	the date from which dividends on the preferred stock shall accumulate, if applicable;

•	the procedures for any auction and remarketing, if any, for the preferred stock;

•	the provision for a sinking fund, if any, for the preferred stock;

•	the provision for redemption, if applicable, of the preferred stock;

•	any listing of the preferred stock on any securities exchange;

•	the terms and conditions, if applicable, upon which the preferred stock may or will be convertible into our common stock, including the conversion price or manner of calculation thereof;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•	whether interests in the shares of preferred stock will be represented by depositary shares;

•	any limitations on ownership and restrictions on transfer;

•

any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

•	a discussion of U.S. federal income tax considerations applicable to the preferred stock; and

•

any other specific terms, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the preferred stock.

The terms of each class or series of preferred stock will be described in any prospectus supplement related to such class or series of preferred stock and will contain a discussion of any material Maryland law or material U.S. federal income tax considerations applicable to the preferred stock.

Restrictions on Ownership

In order for us to qualify as a REIT under the Internal Revenue Code, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities such as qualified pension plans) during the last half of a taxable year (other than the first year for which an election to be taxed as a REIT has been made). Our charter contains restrictions on the ownership and transfer of shares of our stock, including preferred stock. See “Description of Common Stock—Restrictions on Ownership and Transfer” for more detail regarding the restrictions on the ownership and transfer of shares of our stock. The amended or supplementary articles for each series of preferred stock may contain additional provisions restricting the ownership and transfer of the preferred stock. The applicable prospectus supplement will specify any additional ownership limitation relating to a series of preferred stock.

Registrar and Transfer Agent

We will name the registrar and transfer agent for the preferred stock in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer depositary shares rather than full shares of preferred stock. In the event such option is exercised, each of the depositary shares will represent ownership of and entitlement to all rights and preferences of a fraction of a share of preferred stock of a specified class or series (including dividend, voting, redemption and liquidation rights). The applicable fraction will be specified in a prospectus supplement. The shares of preferred stock represented by the depositary shares will be deposited with a depositary named in the applicable prospectus supplement, under a deposit agreement, among our company, the depositary and the holders of the certificates evidencing depositary shares, or depositary receipts. Depositary receipts will be delivered to those persons purchasing depositary shares in the offering. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of terms of the depositary shares contained in this prospectus does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the deposit agreement and the form of designation for the applicable class or series of preferred stock. While the deposit agreement relating to a particular class or series of preferred stock may have provisions applicable solely to that class or series of preferred stock, all deposit agreements relating to preferred stock we issue will include the following provisions:

Dividends and Other Distributions

Each time we pay a cash dividend or make any other type of cash distribution with regard to preferred stock of a class or series, the depositary will distribute to the holder of record of each depositary share relating to that class or series of preferred stock an amount equal to the dividend or other distribution per depositary share that the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.

Withdrawal of Preferred Stock

A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of whole or fractional shares of the applicable class or series of preferred stock and any money or other property to which the depositary shares relate.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares constituting, in total, the number of shares of preferred stock held by the depositary which we redeem, subject to the depositary’s receiving the redemption price of those shares of preferred stock. If fewer than all the depositary shares relating to a class or series of preferred stock are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.

Voting

Any time we send a notice of meeting or other materials relating to a meeting to the holders of a class or series of preferred stock to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares, and the depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. The depositary will solicit voting instructions from holders of depositary shares and will vote or not vote the preferred stock to which the depositary shares relate in accordance with those instructions.

Liquidation Preference

Upon our liquidation, dissolution or winding up, the holder of each depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of shares (or fraction of a share) of preferred stock which is represented by the depositary share.

Conversion

If shares of a class or series of preferred stock are convertible into common stock or other of our securities or property, holders of depositary shares relating to that class or series of preferred stock will, if they surrender depositary receipts representing depositary shares and appropriate instructions to convert them, receive the shares of common stock or other securities or property into which the number of shares (or fractions of shares) of preferred stock to which the depositary shares relate could at the time be converted.

Amendment and Termination of a Deposit Agreement

We and the depositary may amend a deposit agreement, except that an amendment which materially and adversely affects the rights of holders of depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of the preferred stock to which they relate, must be approved by holders of at least two-thirds of the outstanding depositary shares. No amendment will impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the preferred stock to which they relate, except as required to comply with law. We may terminate a deposit agreement with the consent of holders of a majority of the depositary shares to which it relates. Upon termination of a deposit agreement, the depositary will make the whole or fractional shares of preferred stock to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares. A deposit agreement will automatically terminate if:

•	all outstanding depositary shares to which it relates have been redeemed or converted; or

•	the depositary has made a final distribution to the holders of the depositary shares issued under the deposit agreement upon our liquidation, dissolution or winding up.

Miscellaneous

There will be provisions: (1) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the preferred stock to which the depositary shares relate; (2) regarding compensation of the depositary; (3) regarding resignation of the depositary; (4) limiting our liability and the liability of the depositary under the deposit agreement (generally limited to failure to act in good faith, gross negligence or willful misconduct); and (5) indemnifying the depositary against certain possible liabilities.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock or depositary shares and may issue warrants independently or together with common stock, preferred stock or depositary shares or attached to, or separate from, such securities. We will issue each series of warrants under a separate warrant agreement between us and a bank or trust company as warrant agent, as specified in the applicable prospectus supplement.

The warrant agent will act solely as our agent in connection with the warrants and will not act for or on behalf of warrant holders. The following sets forth certain general terms and provisions of the warrants that may be offered under this registration statement. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the type and number of securities purchasable upon exercise of such warrants;

•	the designation and terms of the other securities, if any, with which such warrants are issued and the number of such warrants issued with each such offered security;

•	the date, if any, on and after which such warrants and the related securities will be separately transferable;

•	the price at which each security purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	any anti-dilution protection;

•	a discussion of certain U.S. federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the transferability, exercise and exchange of such warrants.

Warrant certificates will be exchangeable for new warrant certificates of different denominations and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise or to any dividend payments or voting rights as to which holders of the shares of common stock or preferred stock purchasable upon such exercise may be entitled.

Each warrant will entitle the holder to purchase for cash such number of shares of common stock or preferred stock, at such exercise price as shall, in each case, be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the warrants offered thereby. After the expiration date set forth in applicable prospectus supplement, unexercised warrants will be void.

Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants are presented for exercise with respect to a warrant certificate, a new warrant certificate will be issued for the remaining amount of warrants.

DESCRIPTION OF RIGHTS

We may issue rights to our stockholders for the purchase of shares of common stock. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of rights. The rights agent will act solely as our agent in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The rights agreement and the rights certificates relating to each series of rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

The applicable prospectus supplement will describe the terms of the rights to be issued, including the following, where applicable:

•	the date for determining the stockholders entitled to the rights distribution;

•	the aggregate number of shares of common stock purchasable upon exercise of such rights and the exercise price;

•	the aggregate number of rights being issued;

•	the date, if any, on and after which such rights may be transferable separately;

•	the date on which the right to exercise such rights shall commence and the date on which such right shall expire;

•	any special U.S. federal income tax consequences; and

•	any other terms of such rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such rights.

DESCRIPTION OF CERTAIN PROVISIONS OF THE MARYLAND GENERAL CORPORATION LAW AND OUR CHARTER AND BYLAWS

The following summary of certain provisions of Maryland law and of our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and our charter and bylaws, copies of which are exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

Our Board of Directors

Our charter and bylaws provide that the number of directors we have may be established only by our board of directors but may not be fewer than the minimum required under the MGCL, which is currently one, and our bylaws provide that the number of our directors may not be more than 15. Subject to the terms of any class or series of preferred stock, vacancies on our board of directors may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will hold office for the remainder of the full term of the directorship in which the vacancy occurred and until his or her successor is duly elected and qualifies.

At each annual meeting of our stockholders, our stockholders will elect each of our directors to serve until the next annual meeting of our stockholders and until his or her successor is duly elected and qualifies. A plurality of the votes cast in the election of directors is sufficient to elect a director and holders of shares of common stock will have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, subject to any applicable rights of holders of our other securities, the holders of a majority of the shares of common stock entitled to vote will be able to elect all of our directors at any annual meeting.

Removal of Directors

Our charter provides that, subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, a director may be removed with or without cause and only by the affirmative vote of at least two-thirds of the votes entitled to be cast on the election of directors. This provision, when coupled with the exclusive power of our board of directors to fill vacancies on our board of directors, precludes stockholders from (1) removing incumbent directors except upon a two-thirds vote and (2) filling the vacancies created by such removal with their own nominees.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, statutory share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined generally as any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must generally be recommended by the board of directors of the corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. A person is not an interested stockholder under the statute if the Maryland corporation’s board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. The board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by it.

Pursuant to the statute, our board of directors has by resolution exempted business combinations (1) between us and any other person, provided that such business combination is first approved by our board of directors (including a majority of our directors who are not affiliates or associates of such person), (2) between us and Apollo and its affiliates and associates and (3) among persons acting in concert with any of the foregoing. As a result, any person described above may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the supermajority vote requirements and other provisions of the statute.

The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

The MGCL provides that a holder of “control shares” of a Maryland corporation acquired in a “control share acquisition” has no voting rights with respect to the control shares except to the extent approved by the affirmative vote of two-thirds of the votes entitled to be cast by stockholders on the matter, other than: (1) the person who makes or proposes to make a control share acquisition, (2) an officer of the corporation or (3) an employee of the corporation who is also a director of the corporation. “Control shares” are issued and outstanding voting shares of stock which, if aggregated with all other such shares of stock owned by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (A) one-tenth or more but less than one-third; (B) one-third or more but less than a majority; or (C) a majority of all voting power. Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and delivering an “acquiring person statement” as described in the MGCL), may compel the corporation’s board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply to, among other things, (a) shares acquired in a merger, consolidation or statutory share exchange if the corporation is a party to the transaction or (b) acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. There is no assurance that such provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions of the MGCL which provide for:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the board of directors;

•

a requirement that a vacancy on the board be filled only by the remaining directors in office and (if the board is classified) for the remainder of the remaining term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

We have elected in our charter to be subject to the provision of Subtitle 8 that provides that vacancies on our board may be filled only by the remaining directors and that directors elected to fill vacancies will serve for the remainder of the term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (1) require the affirmative vote of stockholders entitled to cast not less than two-thirds of all of the votes entitled to be cast generally in the election of directors for the removal of any director from the board, with or without cause, (2) vest in the board the exclusive power to fix the number of directorships and (3) require, unless called by our chairman of the board, our chief executive officer, our president or our board of directors, the written request of stockholders entitled to cast not less than a majority of all votes entitled to be cast at such a meeting to call a special meeting.

Meetings of Stockholders

Pursuant to our bylaws, a meeting of our stockholders for the election of directors and the transaction of any business will be held annually on a date and at the time and place set by our board of directors. The chairman of our board of directors, our chief executive officer, our president or our board of directors may call a special meeting of our stockholders. Subject to the provisions of our bylaws, a special meeting of our stockholders to act on any matter that may properly be brought before a meeting of our stockholders will also be called by our secretary upon the written request of the stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting on such matter and containing the information required by our bylaws. Our secretary will inform the requesting stockholders of the reasonably estimated cost of preparing and delivering the notice of meeting (including our proxy materials), and the requesting stockholder must pay such estimated cost before our secretary is required to prepare and deliver the notice of the special meeting.

Amendment to Our Charter and Bylaws

Except for amendments to the provisions of our charter relating to the removal of directors and the restrictions on ownership and transfer of our stock, and the vote required to amend these provisions (each of which must be advised by our board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of all the votes entitled to be cast on the matter), our charter generally may be amended only if advised by our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.

Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Dissolution of Our Company

The dissolution of our company must be advised by a majority of our entire board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.

Advance Notice of Director Nominations and New Business

Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of other business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder who was a stockholder of record both at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting on such business or in the election of such nominee and who has provided notice to us within the time period containing the information specified by the advance notice provisions set forth in our bylaws.

With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our board of directors may be made only (1) by or at the direction of our board of directors or (2) provided that the meeting has been called for the purpose of electing directors, by a stockholder who was a stockholder of record both at the time of giving the notice required by our bylaws and at the time of the special meeting, who is entitled to vote at the meeting in the election of such nominee and who has provided notice to us within the time period containing the information specified by the advance notice provisions set forth in our bylaws.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

Our charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interests of our stockholders, including business combination provisions, supermajority vote requirements and advance notice requirements for director nominations and stockholder proposals. Likewise, if the provision in our bylaws opting out of the control share acquisition provisions of the MGCL were rescinded or if we were to opt in to the classified board or other provisions of Subtitle 8, these provisions of the MGCL could have similar anti-takeover effects.

Indemnification and Limitation of Directors’ and Officers’ Liability

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that was established by a final judgment and was material to the cause of action. Our charter contains a provision that eliminates the liability of our directors and officers to us and our stockholders to the maximum extent permitted by Maryland law.

The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify any of our directors or officers who have been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity with us. The MGCL permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under the MGCL, we may not indemnify a director or officer in a suit brought by us or in our right in which the director or officer was adjudged liable to us or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits us to advance reasonable expenses to a director or officer upon our receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by us; and

•

a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by us if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us to obligate ourselves and our bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•

any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner, manager, managing member or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.

We have entered into indemnification agreements with each of our directors and officers that provide for indemnification to the maximum extent permitted by Maryland law.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

REIT Qualification

Our charter provides that our board of directors may authorize us to revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to continue to qualify as a REIT.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations relating to our qualification and taxation as a REIT and the acquisition, holding, and disposition of our common stock. For purposes of this section, references to “we,” “our,” “us” or “our company” mean only Apollo Residential Mortgage, Inc., and not our subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department, or the Treasury Regulations, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. The summary is also based upon the assumption that the operation of our company, and of its subsidiaries and other lower-tier and affiliated entities will, in each case, be in accordance with its applicable organizational documents. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular stockholder in light of its investment or tax circumstances or to stockholders subject to special tax rules, such as:

•	U.S. expatriates;

•	persons who mark-to-market our common stock;

•	subchapter S corporations;

•	U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies, or RICs;

•	trusts and estates;

•	holders who receive our common stock through the exercise of employee stock options or otherwise as compensation;

•	persons holding our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax provisions of the Internal Revenue Code;

•	persons holding their interest through a partnership or similar pass-through entity;

•	persons holding a 10% or more (by vote or value) beneficial interest in us; and

•	except to the extent discussed below, tax-exempt organizations and non-U.S. stockholders (as defined below).

This summary assumes that stockholders will hold our common stock as capital assets, which generally means as property held for investment.

THE U.S. FEDERAL INCOME TAX TREATMENT OF US AS A REIT AND HOLDERS OF OUR COMMON STOCK DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF THE HOLDING AND DISPOSITION OF OUR COMMON STOCK TO ANY PARTICULAR STOCKHOLDER WILL DEPEND ON THE STOCKHOLDER’S PARTICULAR TAX

CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR COMMON STOCK.

Taxation of Our Company—General

We intend to elect to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, commencing with our taxable year ended December 31, 2011. We believe that we have been organized and operated, and we intend to continue to be organized and to operate, in a manner that will allow us to continue to qualify for taxation as a REIT under the Internal Revenue Code.

The law firm of Clifford Chance US LLP has acted as our counsel in connection with the filing of this prospectus. We will receive the opinion of Clifford Chance US LLP to the effect that, commencing with our taxable year ended December 31, 2011, we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. It must be emphasized that the opinion of Clifford Chance US LLP will be based on various assumptions relating to our organization and operation, including that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct, all actions described in this prospectus are completed in a timely fashion and that we will at all times operate in accordance with the method of operation described in our organizational documents and this prospectus. Additionally, the opinion of Clifford Chance US LLP will be conditioned upon factual representations and covenants made by our management and affiliated entities regarding our organization, assets, present and future conduct of our business operations and other items regarding our ability to meet the various requirements for qualification as a REIT, and assumes that such representations and covenants are accurate and complete and that they and we will take no action inconsistent with our qualification as a REIT. In addition, to the extent we make certain investments, such as investments in mortgage loan securitizations the accuracy of such opinion will also depend on the accuracy of certain opinions rendered to us in connection with such transactions. While we believe that we are organized and operated, and we intend to continue to operate, so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances or applicable law, no assurance can be given by Clifford Chance US LLP or us that we have qualified or will qualify as a REIT for any particular year. Clifford Chance US LLP will have no obligation to advise us or the holders of shares of our common stock of any subsequent change in the matters stated, represented or assumed or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual results of operations, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by Clifford Chance US LLP. In addition, our ability to qualify as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest, which could include entities that have made elections to be taxed as REITs, the qualification of which will not have been reviewed by Clifford Chance US LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset and income tests, some of which depend upon the fair market values of assets directly or indirectly owned by us or which serve as security for loans made by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below, under “—Requirements for Qualification as a REIT.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification as a REIT or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify.”

Provided that we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay to our stockholders and, therefore, will not be subject to U.S. federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that results generally from investment in a corporation. Rather, income generated by a REIT generally is taxed only at the stockholder level, upon a distribution of dividends by the REIT.

For tax years through 2012, stockholders who are individual U.S. stockholders (as defined below) are generally taxed on corporate dividends at a maximum rate of 15% (the same as long-term capital gains), thereby substantially reducing, though not completely eliminating, the double taxation that has historically applied to corporate dividends. With limited exceptions, however, dividends received by individual U.S. stockholders from us or from other entities that are taxed as REITs will continue to be taxed at rates applicable to ordinary income, which will be as high as 35% through 2012. Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of the REIT, subject to special rules for certain items, such as capital gains, recognized by REITs. See “—Taxation of Taxable U.S. Stockholders.”

Even if we qualify for taxation as a REIT, we will be subject to U.S. federal income taxation as follows:

•	We will be taxed at regular U.S. federal corporate rates on any undistributed income, including undistributed net capital gains.

•	We may be subject to the “alternative minimum tax” on our items of tax preference, if any.

•

If we have net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions” and “—Foreclosure Property” below.

•

If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid (a) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (b) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property may be subject to U.S. federal corporate income tax at the highest applicable rate (currently 35%).

•

If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount equal to (a) the greater of (1) the amount by which we fail the 75% gross income test or (2) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (b) a fraction intended to reflect our profitability.

•

If we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT asset test that does not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate (currently 35%) of the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset tests.

•

If we fail to satisfy any provision of the Internal Revenue Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

•

If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, or the required distribution, we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (1) the amounts actually distributed (taking into account excess distributions from prior years), plus (2) retained amounts on which income tax is paid at the corporate level.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in “—Requirements for Qualification as a REIT.”

•

A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between us and any taxable REIT subsidiaries, or TRSs, we may own if and to the extent that the IRS successfully adjusts the reported amounts of these items.

•

If we acquire appreciated assets from a corporation that is not a REIT in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the non-REIT corporation, we will be subject to tax on such appreciation at the highest U.S. federal corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the 10-year period following their acquisition from the non-REIT corporation. The results described in this paragraph assume that the non-REIT corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us.

•

We will generally be subject to tax on the portion of any “excess inclusion income” derived from an investment in residual interests in certain mortgage loan securitization structures (i.e., a “taxable mortgage pool” or a residual interest in a real estate mortgage investment conduit, or REMIC) to the extent that our common stock is held by specified types of tax-exempt organizations known as “disqualified organizations” that are not subject to tax on unrelated business taxable income. To the extent that we own a REMIC residual interest or a taxable mortgage pool through a TRS, we will not be subject to this tax. See “—Effect of Subsidiary Entities—Taxable Mortgage Pools” and “—Excess Inclusion Income.”

•

We may elect to retain and pay U.S. federal income tax on our net long-term capital gain. In that case, a stockholder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s basis in our common stock. Stockholders that are U.S. corporations will also appropriately adjust their earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated.

•	We may have subsidiaries or own interests in other lower-tier entities that are subchapter C corporations, the earnings of which could be subject to U.S. federal corporate income tax.

In addition, we may be subject to a variety of taxes other than U.S. federal income tax, including state, local, and foreign income, franchise property and other taxes. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT

The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for the special Internal Revenue Code provisions applicable to REITs;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)	in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include specified entities);

(7)	that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked;

(8)	that uses a calendar year for U.S. federal income tax purposes;

(9)	that has no earnings and profits from any non-REIT taxable year at the close of any taxable year; and

(10)	which meets other tests, and satisfies all of the relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT qualification described below, including with respect to the nature of its income and assets and the amount of its distributions.

The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year, and that conditions (5) and (6) do not need to be satisfied for the first taxable year for which an election to become a REIT has been made. We believe that we have issued common stock with sufficient diversity of ownership to satisfy the requirements described in conditions (5) and (6) above. Our charter provides restrictions regarding the ownership and transfer of shares of our stock, which are intended, among other purposes, to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above. For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust.

To monitor compliance with the share ownership requirements, we are generally required to maintain records regarding the actual ownership of shares of our stock. To do so, we must demand written statements each year from the record holders of significant percentages of shares of our stock, in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the dividends paid by us). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure by us to comply with these record-keeping requirements could subject us to monetary penalties. If we satisfy these requirements and after exercising reasonable diligence would not have known that condition (6) is not satisfied, we will be deemed to have satisfied such condition. A stockholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

For purposes of condition (8), we have adopted December 31 as our year end, and thereby satisfy this requirement.

Effect of Subsidiary Entities

Ownership of Partnership Interests

In the case of a REIT that is a partner in a partnership, Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test, described below, the determination of a REIT’s interest in partnership assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Internal Revenue Code. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest (including equity interests in any lower tier partnerships) is treated as assets and items of income of our company for purposes of applying the REIT requirements described below. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control or only limited influence over the partnership.

Disregarded Subsidiaries

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as summarized below. A qualified REIT subsidiary is any corporation, other than a TRS, that is wholly-owned by a REIT, by other disregarded subsidiaries of a REIT or by a combination of the two. Single member limited liability companies that are wholly-owned by a REIT are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary ceases to be wholly-owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of us), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “—Asset Tests” and “—Gross Income Tests.”

Taxable REIT Subsidiaries

A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly-owned, to treat the subsidiary corporation as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, a TRS would generally be subject to U.S. federal corporate income tax and any applicable state and local taxes on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our stockholders. We anticipate that we may make TRS elections with respect to certain entities we may form in the future, which would allow such entities to invest in assets and engage in activities that could not be held or conducted directly by us without jeopardizing our qualification as a REIT.

A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the

REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries or render commercially unfeasible (for example, activities that give rise to certain categories of income such as non-qualifying hedging income or inventory sales). We may hold assets in one or more TRSs, subject to the limitation that securities in TRSs may not represent more than 25% of our total assets. To the extent that we acquire loans with an intention of selling such loans in a manner that might expose us to a 100% tax on “prohibited transactions,” such loans will be acquired by a TRS. If dividends are paid to us by one or more TRSs we own, then a portion of the dividends that we distribute to stockholders who are taxed at individual rates generally will be eligible through 2012 for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates. See “—Taxation of Taxable U.S. Stockholders” and “—Annual Distribution Requirements.”

Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, if certain tests regarding the TRS’s debt-to-equity ratio are not satisfied, a TRS may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed, generally, 50% of the TRS’s adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between a REIT, its tenants and/or the TRS, that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. We intend to monitor our transactions with any of our subsidiaries that are treated as TRSs in an effort to ensure that we will not become subject to this excise tax; however, we cannot assure you that we will be successful in avoiding this excise tax.

Taxable Mortgage Pools

An entity, or a portion of an entity, may be classified as a taxable mortgage pool, or TMP, under the Internal Revenue Code if:

•	substantially all of its assets consist of debt obligations or interests in debt obligations;

•	more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates;

•	the entity has issued debt obligations that have two or more maturities; and

•	the payments required to be made by the entity on its debt obligations “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP. We may enter into financing and securitization arrangements that give rise to TMPs. Specifically, we may securitize RMBS or mortgage loans that we acquire and such securitizations may result in us owning interests in a TMP. To the extent that we do so, we may enter into such transactions through a qualified REIT subsidiary. We would be precluded from selling to outside investors equity interests in such securitizations or from selling any debt securities issued in connection with such securitizations that might be considered equity for U.S. federal income tax purposes in order to ensure that such entity remains a qualified REIT subsidiary.

A TMP generally is treated as a corporation for U.S. federal income tax purposes; it cannot be included in any consolidated U.S. federal corporate income tax return. However, special rules apply to a REIT, a portion of a REIT, or a qualified REIT subsidiary that is a taxable mortgage pool. If a REIT owns directly, or indirectly through one or more qualified REIT subsidiaries or other entities that are disregarded as a separate entity for U.S. federal income tax purposes, 100% of the equity interests in the TMP, the TMP will be a qualified REIT subsidiary and, therefore, ignored as an entity separate from the REIT for U.S. federal income tax purposes and would not generally affect the tax qualification of the REIT. Rather, the consequences of the taxable mortgage pool classification would generally, except as described below, be limited to the REIT’s stockholders. See “—Excess Inclusion Income.”

If we own less than 100% of the ownership interests in a subsidiary that is a TMP, the foregoing rules would not apply. Rather, the subsidiary would be treated as a corporation for U.S. federal income tax purposes, and would be subject to U.S. federal corporate income tax. In addition, this characterization would alter our REIT income and asset test calculations and could adversely affect our compliance with those requirements. We do not expect that we would form any subsidiary that would become a TMP, in which we own some, but less than all, of the ownership interests, and we intend to monitor the structure of any TMPs in which we have an interest to ensure that they will not adversely affect our qualification as a REIT.

Gross Income Tests

In order to maintain our qualification as a REIT, we annually must satisfy two gross income tests. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging and foreign currency transactions, must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from and gains from the disposition of other shares of REITs, interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), and gains from the sale of real estate assets, as well as income from certain kinds of temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property. We intend to monitor the amount of our non-qualifying income and manage our portfolio of assets to comply with the gross income tests, but we cannot assure you that we will be successful in this effort.

For purposes of the 75% and 95% gross income tests, a REIT is deemed to have earned a proportionate share of the income earned by any partnership, or any limited liability company treated as a partnership for U.S. federal income tax purposes, in which it owns an interest, which share is determined by reference to its capital interest in such entity, and is deemed to have earned the income earned by any qualified REIT subsidiary.

Interest Income

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date of our binding commitment to make or purchase the mortgage loan, the interest income will be apportioned between the real property and the other property, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

In the event that we invest in a mortgage loan that is fully secured by both real property and other property, we would be required to apportion our annual interest income to the real property security based on a fraction, the numerator of which is the value of the real property securing the loan, determined when we commit to acquire the loan, and the denominator of which is the highest “principal amount” of the loan during the year. Revenue Procedure 2011-16 interprets the “principal amount” of the loan to be the face amount of the loan, despite the Internal Revenue Code requiring taxpayers to treat any market discount, that is the difference between the purchase price of the loan and its face amount, for all purposes (other than certain withholding and information reporting purposes) as interest rather than principal. Any mortgage loan that we invest in that is not fully secured by real property may therefore be subject to the interest apportionment rules and the position taken in IRS Revenue Procedure 2011-16 as described above. We expect that all or most of the mortgage loans that we acquire will be secured only by real property and no other property value will be taken into account in our underwriting process.

To the extent that we derive interest income from a loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not the net income or profits of any person. This limitation does not apply, however, to a mortgage loan where the borrower derives substantially all of its income from the property from the leasing of substantially all of its interest in the property to tenants, to the extent that the rental income derived by the borrower would qualify as rents from real property had it been earned directly by us.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (or a shared appreciation provision), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests, provided that the property is not inventory or dealer property in the hands of the borrower or us.

Any amount includible in our gross income with respect to a regular or residual interest in a REMIC generally is treated as interest on an obligation secured by a mortgage on real property. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if we held such assets), we will be treated as receiving directly our proportionate share of the income of the REMIC for purposes of determining the amount that is treated as interest on an obligation secured by a mortgage on real property. In connection with the recently expanded HARP program, the IRS recently issued guidance providing that, among other things, if a REIT holds a regular or residual interest in an “eligible REMIC” that informs the REIT that at least 80% of the REMIC’s assets constitute real estate assets, then the REIT may treat 80% of the gross income received with respect to the interest in the REMIC as interest on an obligation secured by a mortgage on real property for the purpose of the 75% REIT gross income test. For this purpose, a REMIC is an “eligible REMIC” if (i) the REMIC has received a guarantee from Fannie Mae or Freddie Mac that will allow the REMIC to make any principal and interest payments on its regular and residual interests and (ii) all of the REMIC’s mortgages and pass-through certificates are secured by interests in single-family dwellings. If we were to acquire an interest in an eligible REMIC less than 95% of the assets of which constitute real estate assets, the IRS guidance described above may generally allow us to treat 80% of the gross income derived from the interest as qualifying income for the purpose of the 75% REIT gross income test. However, the remaining portion of such income would not generally be qualifying income for the purpose of the 75% REIT gross income test, which could adversely affect our ability to qualify as a REIT.

We may purchase agency securities through “to-be-announced” forward contracts, or TBAs, and may recognize income or gains from the disposition of those TBAs, through dollar roll transactions or otherwise. There is no direct authority with respect to the qualification of income or gains from dispositions of TBAs as gains from the sale of real property (including interests in real property and interests in mortgages on real property) or other qualifying income for purposes of the 75% gross income test. Consequently, our ability to enter into dollar roll transactions and other dispositions of TBA could be limited. No assurance can be given that the IRS will treat such income as qualifying income. We do not expect to have significant income from the disposition of TBAs, and therefore do not expect such income to adversely affect our ability to meet the 75% and 95% gross income tests. In the event that such income were determined not to be qualifying for the 75% gross income test, we could be subject to a penalty tax or we could fail to qualify as a REIT if such income when added to any other non-qualifying income exceeded 25% of our gross income.

We believe that the interest income that we receive from our mortgage-related investments and securities generally will be qualifying income for purposes of both the 75% and 95% gross income tests. However, to the extent we own non-REMIC collateralized mortgage obligations or other debt instruments secured by mortgage loans (rather than by real property) or secured by non-real estate assets, or debt securities that are not secured by mortgages on real property or interests in real property, the interest income received with respect to such securities generally will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. In addition, the loan amount of a mortgage loan that we own may exceed the value of the real property securing the loan. In the case of a mortgage loan that is not fully secured, income from the loan will be qualifying income for purposes of the 95% gross income test, but the interest attributable to the amount of the loan that exceeds the value of the real property securing the loan will not be qualifying income for purposes of the 75% gross income test.

We expect that the RMBS that we invest in will be treated either as interests in a grantor trust or as interests in a REMIC for U.S. federal income tax purposes and that all interest income, original issue discount and market discount from such RMBS will be qualifying income for the 95% gross income test. In the case of RMBS treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest, original issue discount and market discount on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property, as discussed above. In the case of RMBS treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests. As discussed above, if less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our income derived from the REMIC interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include imbedded interest swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holder of the related REMIC securities. We expect that substantially all of our income from RMBS will be qualifying income for purposes of the REIT gross income tests.

Fee Income

We may receive various fees in connection with our operations. The fees generally will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income or profits. Other fees are not qualifying income for purposes of either the 75% or 95% gross income test. Any fees earned by a TRS are not included for purposes of the gross income tests.

Dividend Income

We may receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions are generally classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Any dividends received by us from a REIT will be qualifying income in our hands for purposes of both the 95% and 75% gross income tests.

Hedging Transactions

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including hedging instruments such as interest rate swap agreements, interest rate cap agreements, interest rate floor or collar agreements, IO Strips, options, futures contracts, forward rate agreements, swaptions, similar financial instruments or other financial instruments that we deem appropriate. Except to the extent provided by Treasury regulations, any income from a hedging transaction we enter into (1) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the close of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, and (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT but there can be no assurances we will be successful in this regard.

Rents from Real Property

Although we do not intend to own rental properties, to the extent that we own real property or interests therein, rents we receive qualify as “rents from real property” in satisfying the gross income tests described above, only if several conditions are met, including the following. If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under any particular lease, then all of the rent attributable to such personal property will not qualify as rents from real property. The determination of whether an item of personal property constitutes real or personal property under the REIT provisions of the Internal Revenue Code is subject to both legal and factual considerations and is therefore subject to different interpretations. We intend to structure any leases so that the rent payable thereunder will qualify as “rents from real property,” but there can be no assurance we will be successful in this regard.

In addition, in order for rents received by us to qualify as “rents from real property,” the rent must not be based in whole or in part on the income or profits of any person. However, an amount will not be excluded from rents from real property solely by being based on a fixed percentage or percentages of sales or if it is based on the net income of a tenant which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the subtenants would qualify as rents from real property, if earned directly by us. Moreover, for rents received to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render certain services to the tenants of such property, other than through an “independent contractor” who is adequately compensated and from which we derive no income or through a TRS. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to tenants of our properties without disqualifying all of the rent from the property if the greater of 150% of our direct cost in furnishing or rendering the services or the payment for such services does not exceed 1% of the total gross income from the property. In such a case, only the amounts for non-customary services are not treated as rents from real property and the provision of the services does not disqualify the related rent.

Rental income will qualify as rents from real property only to the extent that we do not directly or constructively own, (1) in the case of any tenant which is a corporation, stock possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of shares of all classes of stock of such tenant, or (2) in the case of any tenant which is not a corporation, an interest of 10% or more in the assets or net profits of such tenant.

Phantom Income

Due to the nature of the assets in which we invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets, and may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.

We acquire debt instruments in the secondary market for less than their face amount. The amount of such discount generally will be treated as “market discount” for U.S. federal income tax purposes. We expect to accrue market discount on the basis of a constant yield to maturity of a debt instrument. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the debt instrument is made, unless we elect to include accrued market discount in income as it accrues. Principal payments on certain loans are made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions in a subsequent taxable year.

Some of the RMBS that we acquire may have been issued with original issue discount. In general, we will be required to accrue original issue discount based on the constant yield to maturity of the RMBS, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though smaller or no cash payments are received on such debt instrument. As in the case of the market discount discussed in the preceding paragraph, the constant yield in question will be determined and we will be taxed based on the assumption that all future payments due on RMBS in question will be made, with consequences similar to those described in the previous paragraph if all payments on the RMBS are not made.

We may acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, we may be required to recognize taxable income to the extent the principal amount of the modified debt exceeds our adjusted tax basis in the unmodified debt, and would hold the modified loan with a cost basis equal to its principal amount for U.S. federal tax purposes.

In addition, in the event that any debt instruments or RMBS acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinate mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.

Finally, we may be required under the terms of indebtedness that we incur to private lenders to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our stockholders.

Due to each of these potential timing differences between income recognition or expense deduction and the related cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “—Annual Distribution Requirements.”

Failure to Satisfy the Gross Income Tests

We intend to monitor our sources of income, including any non-qualifying income received by us, and manage our assets so as to ensure our compliance with the gross income tests. We cannot assure you, however, that we will be able to satisfy the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will generally be available if the failure of our company to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, we set forth a description of each item of our gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with the Treasury regulation. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances.

If these relief provisions are inapplicable to a particular set of circumstances involving our failure to satisfy the gross income tests, we will not qualify as a REIT. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which we fail to satisfy the particular gross income test, which could be a significant amount.

Asset Tests

We, at the close of each calendar quarter, must also satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs and certain kinds of RMBS and mortgage loans. Regular or residual interests in REMICs are generally treated as a real estate asset. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if we held such assets), we will be treated as owning our proportionate share of the assets of the REMIC. As further discussed above under “—Gross Income Tests—Interest Income,” the IRS has recently issued guidance providing that, among other things, if a REIT holds a regular or residual interest in an “eligible REMIC” that informs the REIT that at least 80% of the REMIC’s assets constitute real estate assets, then the REIT may treat 80% of the value of the interest in the REMIC as a real estate asset for the purpose of the REIT asset tests. The remaining 20% of the value of the REIT’s interest in the REMIC would not qualify as a real estate asset for purposes of the REIT asset tests and could adversely affect our ability to qualify as a REIT. In the case of any interests in grantor trusts, we would be treated as owning an undivided beneficial interest in the mortgage loans held by the grantor trust. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below. Second, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets. Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. Fourth, the aggregate value of all securities of TRSs held by us may not exceed 25% of the value of our total assets.

The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries. The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Internal Revenue Code, including but not limited to any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (a) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test; (b) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (c) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership.

For purposes of the 10% value test, “straight debt” means a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Internal Revenue Code and (iii) in the case of an issuer which is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Internal Revenue Code, hold any securities of the corporate or partnership issuer which (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership).

We expect that the assets comprising our mortgage-related investments and securities that we own generally will be qualifying assets for purposes of the 75% asset test, and that our holdings of TRSs and other assets will be structured in a manner that will comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis. There can be no assurance, however, that we will be successful in this effort. In this regard, to determine compliance with these requirements, we will need to estimate the value of our assets. We do not expect to obtain independent appraisals to support our conclusions as to the total value of our assets or the value of any particular security or other asset. Moreover, values of some assets, including our interests in our TRSs, may not be susceptible to a precise determination and are subject to change in the future. Although we will be prudent in making these estimates, there can be no assurance that the IRS will not disagree with these determinations and assert that a different value is applicable, in which case we might not satisfy the REIT asset tests, and could fail to qualify as a REIT.

A mortgage loan that we own will generally be treated as a real estate asset for purposes of the 75% asset test if, on the date that we acquire or originate the mortgage loan, the value of the real property securing the loan is equal or greater to the principal amount of the loan. In the event that we invest in a mortgage loan that is secured by both real property and other property, Revenue Procedure 2011-16 may apply to determine what portion of the mortgage loan will be treated as a real estate asset for purposes of the 75% asset test. The interest apportionment rules apply if the mortgage loan in question is secured by both real property and other property. We expect that all or most of the mortgage loans that we acquire will be secured only by real property and no other property value will be taken into account in our underwriting process. Pursuant to Revenue Procedure 2011-16, the IRS has announced that it will not challenge a REIT’s treatment of a loan as a real estate asset in its entirety to the extent that the value of the loan is equal to or less than the value of the real property securing the loan at the relevant testing date. However, uncertainties exist regarding the application of Revenue Procedure 2011-16, particularly with respect to the proper treatment under the asset tests of mortgage loans acquired at a discount that increase in value following their acquisition, and no assurance can be given that the IRS would not challenge our treatment of such assets. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset tests. Accordingly, there can be no assurance that the IRS will not contend that our interests in subsidiaries or in the securities of other issuers cause a violation of the REIT asset tests.

In addition, we intend to enter into repurchase agreements under which we will nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We believe that we will be treated for U.S. federal income tax purposes as the owner of the assets that are the subject of any repurchase agreement and that the repurchase agreement will be treated as a secured lending transaction notwithstanding that we may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the assets during the term of the repurchase agreement, in which case we could fail to qualify as a REIT.

We may purchase Agency RMBS through TBAs. The law is unclear regarding whether TBAs will be qualifying assets for purposes of the 75% asset test. Accordingly, our ability to purchase Agency RMBS through TBAs could be limited. We do not expect TBAs to comprise a significant portion of our assets and therefore do not expect TBAs to adversely affect our ability to meet the REIT asset tests. No assurance can be given that the IRS would treat TBAs as qualifying assets. In the event that such assets are determined to be non-qualifying, we could be subject to a penalty tax or we could fail to qualify as a REIT if the value of our TBAs, together with our non-qualifying assets for the 75% asset test, exceeded 25% of our total assets at the end of any calendar quarter.

Failure to Satisfy the Asset Tests

After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire or increase our ownership interest in securities during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% asset test, or the 10% vote or value asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which our identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests or our failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, we are permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps including the disposition of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred) and paying a tax equal to the greater of $50,000 or the highest U.S. federal corporate income tax rate (currently 35%) of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset test.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

(a)	the sum of:

•	90% of our “REIT taxable income” (computed without regard to our deduction for dividends paid and our net capital gains); and

•	90% of the net income (after tax), if any, from foreclosure property (as described below); minus

(b)	the sum of specified items of non-cash income that exceeds a percentage of our income.

These distributions must be paid in the taxable year to which they relate or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to stockholders of record on a specified date in any such month and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by each stockholder on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year and be paid with or before the first regular dividend payment after such declaration, provided that such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

In order for distributions to be counted towards our distribution requirement and to give rise to a tax deduction by us, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class and is in accordance with the preferences among different classes of stock as set forth in the organizational documents.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary U.S. federal corporate tax rates on the retained portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our stockholders include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit or refund, as the case may be, for their proportionate share of the tax paid by us. Our stockholders would then increase the adjusted basis of their stock in us by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate shares. Stockholders that are U.S. corporations would also appropriately adjust their earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated.

If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior periods) and (y) the amounts of income retained on which we have paid U.S. federal corporate income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax.

It is possible that we, from time to time, may not have sufficient cash to meet the distribution requirements due to timing differences between (a) the actual receipt of cash, including receipt of distributions from our subsidiaries and (b) the inclusion of items in income by us for U.S. federal income tax purposes. For example, we may acquire debt instruments or notes whose face value may exceed its issue price as determined for U.S. federal income tax purposes, resulting in original issue discount, such that we will be required to include in our income a portion of the original issue discount each year that the instrument is held before we receive any corresponding cash. Furthermore, we will likely invest in assets that accrue market discount, which may require us to defer a portion of the interest deduction for interest paid on debt incurred to acquire or carry such assets. In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary to arrange for short-term, or possibly long-term, borrowings, to use cash reserves, to liquidate non cash assets at rates or times we regard as unfavorable, or to pay dividends in the form of taxable in-kind distributions of property including taxable stock dividends. In the case of a taxable stock dividend, stockholders would be required to include the dividend as income and would be required to satisfy the tax liability associated with the distribution with cash from other sources including sales of our common stock. Both a taxable stock distribution and sale of common stock resulting from such distribution could adversely affect the price of our common stock. We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our qualification as a REIT or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Recordkeeping Requirements

We are required to maintain records and request on an annual basis information from specified stockholders. These requirements are designed to assist us in determining the actual ownership of our outstanding stock and maintaining our qualifications as a REIT.

Excess Inclusion Income

A portion of our income from a TMP arrangement, which might be non-cash accrued income, could be treated as “excess inclusion income.” A REIT’s excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, must be allocated among its stockholders in proportion to dividends paid. We are required to notify stockholders of the amount of “excess inclusion income” allocated to them. A stockholder’s share of excess inclusion income:

•	cannot be offset by any net operating losses otherwise available to the stockholder,

•	in the case of a stockholder that is a REIT, a RIC, or a common trust fund or other pass through entity, is considered excess inclusion income of such entity,

•	is subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax,

•

results in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of non-U.S. stockholders, and

•

is taxable (at the highest U.S. federal corporate tax rate, currently 35%) to the REIT, rather than its stockholders, to the extent allocable to the REIT’s stock held in record name by disqualified organizations (generally, tax-exempt entities not subject to unrelated business income tax, including governmental organizations).

The manner in which excess inclusion income is calculated, or would be allocated to stockholders, including allocations among shares of different classes of stock, is not clear under current law. As required by IRS guidance, we intend to make such determinations using a reasonable method.

Tax-exempt investors, RIC or REIT investors, non-U.S. investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors with respect to the U.S. federal income tax consequences of an investment in our securities.

If a subsidiary partnership of ours that we do not wholly-own, directly or through one or more disregarded entities, were a TMP, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for U.S. federal income tax purposes, and potentially would be subject to U.S. federal corporate income tax or withholding tax. In addition, this characterization would alter our income and asset test calculations, and could adversely affect our compliance with those requirements. We intend to monitor the structure of any TMPs in which we will have an interest to ensure that they will not adversely affect our qualification as a REIT.

Prohibited Transactions

Net income we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers, in the ordinary course of a trade or business by a REIT, by a lower-tier partnership in which the REIT holds an equity interest or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to the REIT. We intend to conduct our operations so that no asset owned by us or our pass-through subsidiaries will be held as inventory or primarily for sale to customers, and that a sale of any assets owned by us directly or through a pass-through subsidiary will not be in the ordinary course of business. However, whether property is held as inventory or “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any particular asset in which we hold a direct or indirect interest will not be treated as property held as inventory or primarily for sale to customers or that certain safe harbor provisions of the Internal Revenue Code that prevent such treatment will apply. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular U.S. federal corporate income tax rates.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum U.S. federal corporate tax rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. We do not anticipate that we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, but, if we do receive any such income, we intend to elect to treat the related property as foreclosure property.

Failure to Qualify

In the event that we violate a provision of the Internal Revenue Code that would result in our failure to qualify as a REIT, we may nevertheless continue to qualify as a REIT under specified relief provisions available to us to avoid such disqualification if (1) the violation is due to reasonable cause and not due to willful neglect, (2) we pay a penalty of $50,000 for each failure to satisfy a requirement for qualification as a REIT and (3) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. If we fail to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Internal Revenue Code apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to our stockholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current or accumulated earnings and profits, and, subject to limitations of the Internal Revenue Code, distributions to our stockholders will generally be taxable in the case of our stockholders who are individual U.S. stockholders (as defined below), at a maximum rate of 15% through 2012, and dividends in the hands of our corporate U.S. stockholders may be eligible for the dividends received deduction. Unless we are entitled to relief under the specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to statutory relief.

Taxation of Taxable U.S. Stockholders

This section summarizes the taxation of U.S. stockholders that are not tax-exempt organizations. For these purposes, a U.S. stockholder is a beneficial owner of our common stock that for U.S. federal income tax purposes is:

•	an individual who is a citizen or resident of the U.S.;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or of a political subdivision thereof (including the District of Columbia);

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•

any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our common stock should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our stock by the partnership.

Distributions

Provided that we qualify as a REIT, distributions made to our taxable U.S. stockholders out of our current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction for corporations. In determining the extent to which a distribution with respect to our common stock constitutes a dividend for U.S. federal income tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred stock, if any, and then to our common stock. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable (through 2012) to individual U.S. stockholders who receive dividends from taxable subchapter C corporations.

In addition, distributions from us that are designated as capital gain dividends will be taxed to U.S. stockholders as long-term capital gains, to the extent that they do not exceed the actual net capital gain of our company for the taxable year, without regard to the period for which the U.S. stockholder has held its stock. To the extent that we elect under the applicable provisions of the Internal Revenue Code to retain our net capital gains, U.S. stockholders will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit or refund, as the case may be, for taxes paid by us on such retained capital gains. U.S. stockholders will increase their adjusted tax basis in our common stock by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. Corporate U.S. stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. federal rates of 15% (through 2012) in the case of U.S. stockholders who are individuals, and 35% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for U.S. stockholders who are individuals, to the extent of previously claimed depreciation deductions.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a U.S. stockholder to the extent that they do not exceed the adjusted tax basis of the U.S. stockholder’s shares of our common stock in respect of which the distributions were made, but rather will reduce the adjusted tax basis of these shares. To the extent that such distributions exceed the adjusted tax basis of a U.S. stockholder’s shares of our common stock, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend declared by us in October, November or December of any year and payable to a U.S. stockholder of record on a specified date in any such month will be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that the dividend is actually paid by us before the end of January of the following calendar year.

With respect to U.S. stockholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions paid to such U.S. stockholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. stockholders as capital gain, provided that the U.S. stockholder has held our common stock with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such common stock became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

(a)	the qualified dividend income received by us during such taxable year from non-REIT C corporations (including any TRS in which we may own an interest);

(b)	the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income; and

(c)	the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT C corporation over the U.S. federal income tax paid by us with respect to such built-in gain.

Generally, dividends that we receive will be treated as qualified dividend income for purposes of (a) above if the dividends are received from a domestic C corporation (other than a REIT or a RIC), any TRS we may form, or a “qualified foreign corporation” and specified holding period requirements and other requirements are met.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See “—Taxation of our Company—General” and “—Annual Distribution Requirements.” Such losses, however, are not passed through to U.S. stockholders and do not offset income of U.S. stockholders from other sources, nor do they affect the character of any distributions that are actually made by us, which are generally subject to tax in the hands of U.S. stockholders to the extent that we have current or accumulated earnings and profits.

If excess inclusion income from a taxable mortgage pool or REMIC residual interest is allocated to any stockholder, that income will be taxable in the hands of the stockholder and would not be offset by any net operating losses of the stockholder that would otherwise be available. See “—Effect of Subsidiary Entities—Taxable Mortgage Pools” and “—Excess Inclusion Income.” As required by IRS guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.

Dispositions of Our Common Stock

In general, a U.S. stockholder will realize gain or loss upon the sale, redemption or other taxable disposition of our common stock in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis in our common stock at the time of the disposition. In general, a U.S. stockholder’s adjusted tax basis will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on it and reduced by returns of capital. In general, capital gains recognized by individuals and other non-corporate U.S. stockholders upon the sale or disposition of shares of our common stock will be subject to a maximum U.S. federal income tax rate of 15% for taxable years through 2012, if our common stock is held for more than 12 months, and will be taxed at ordinary income rates (of up to 35% through 2012) if our common stock is held for 12 months or less. Gains recognized by U.S. stockholders that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate holders) to a portion of capital gain realized by a non-corporate holder on the sale of REIT stock or depositary shares that would correspond to the REIT’s “unrecaptured Section 1250 gain.”

Holders are advised to consult with their tax advisors with respect to their capital gain tax liability. Capital losses recognized by a U.S. stockholder upon the disposition of our common stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our common stock by a U.S. stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that were required to be treated by the U.S. stockholder as long-term capital gain.

Passive Activity Losses and Investment Interest Limitations

Distributions made by us and gain arising from the sale or exchange by a U.S. stockholder of our common stock will not be treated as passive activity income. As a result, U.S. stockholders will not be able to apply any “passive losses” against income or gain relating to our common stock. Distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. stockholder that elects to treat capital gain dividends, capital gains from the disposition of stock or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts.

Medicare Tax on Unearned Income

Certain U.S. stockholders that are individuals, estates or trusts must pay an additional 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of stock for taxable years beginning after December 31, 2012. U.S. stockholders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of our common stock.

Foreign Accounts

Dividends paid after December 31, 2013, and gross proceeds from the sale or other disposition of our common stock paid after December 31, 2014, to “foreign financial institutions” in respect of accounts of U.S. stockholders at such financial institutions may be subject to withholding at a rate of 30%, pursuant to proposed

Treasury regulations. U.S. stockholders should consult their tax advisors regarding the effect, if any, of this withholding provision on their ownership and disposition of our common stock. See “—Foreign Accounts” below.

Taxation of Tax-Exempt U.S. Stockholders

U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, which we refer to in this prospectus as UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt U.S. stockholder has not held our common stock as “debt financed property” within the meaning of the Internal Revenue Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), (2) our common stock is not otherwise used in an unrelated trade or business and (3) we do not hold an asset that gives rise to “excess inclusion income” (see “—Effect of Subsidiary Entities,” and “—Excess Inclusion Income”), distributions from us and income from the sale of our common stock generally should not give rise to UBTI to a tax-exempt U.S. stockholder. As previously noted, we may engage in transactions that would result in a portion of our dividend income being considered “excess inclusion income,” and accordingly, it is possible that a portion of our dividends received by a tax-exempt stockholder will be treated as UBTI.

Tax-exempt U.S. stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI, unless they are able to properly exclude certain amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our common stock. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.

In certain circumstances, a pension trust (1) that is described in Section 401(a) of the Internal Revenue Code, (2) is tax exempt under Section 501(a) of the Internal Revenue Code, and (3) that owns more than 10% of our stock could be required to treat a percentage of the dividends from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) either (A) one pension trust owns more than 25% of the value of our stock, or (B) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of such stock; and (2) we would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Internal Revenue Code provides that stock owned by such trusts shall be treated, for purposes of the requirement that not more than 50% of the value of the outstanding stock of a REIT is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include certain entities), as owned by the beneficiaries of such trusts. Certain restrictions on ownership and transfer of our stock should generally prevent a tax-exempt entity from owning more than 10% of the value of our stock, or us from becoming a pension-held REIT.

Tax-exempt U.S. stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign tax consequences of owning our stock.

Taxation of Non-U.S. Stockholders

The following is a summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock applicable to non-U.S. stockholders of our common stock. For purposes of this summary, a non-U.S. stockholder is a beneficial owner of our common stock that is neither a U.S. stockholder nor an entity that is treated as a partnership for U.S. federal income tax purposes. The discussion is based on current law and is for general information only. It addresses only selective and not all aspects of U.S. federal income taxation.

Non-U.S. stockholders should consult their tax advisors concerning the U.S. federal estate consequences of ownership of our common stock.

Ordinary Dividends

The portion of dividends received by non-U.S. stockholders payable out of our earnings and profits that are not attributable to gains from sales or exchanges of U.S. real property interests and which are not effectively connected with a U.S. trade or business of the non-U.S. stockholder will generally be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. In addition, any portion of the dividends paid to non-U.S. stockholders that are treated as excess inclusion income will not be eligible for exemption from the 30% withholding tax or a reduced treaty rate. As previously noted, we may engage in transactions that would result in a portion of our dividends being considered excess inclusion income, and accordingly, it is possible that a portion of our dividend income will not be eligible for exemption from the 30% withholding rate or a reduced treaty rate. In the case of a taxable stock dividend with respect to which any withholding tax is imposed on a non-U.S. stockholder, we may have to withhold or dispose of part of the shares otherwise distributable in such dividend and use such withheld shares or the proceeds of such disposition to satisfy the withholding tax imposed.

In general, non-U.S. stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. stockholder’s investment in our common stock is, or is treated as, effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such dividends, and may also be subject to the 30% branch profits tax on the income after the application of the income tax in the case of a non-U.S. stockholder that is a corporation.

Non-Dividend Distributions

Unless (A) our common stock constitutes a U.S. real property interest, or USRPI, or (B) either (1) the non-U.S. stockholder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain) or (2) the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S. (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual’s net capital gain for the year), distributions by us which are not dividends out of our earnings and profits will not be subject to U.S. federal income tax. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. stockholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits.

If our common stock constitutes a USRPI, as described below, distributions by us in excess of the sum of our earnings and profits plus the non-U.S. stockholder’s adjusted tax basis in our common stock will be taxed under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits. As described below, we do not expect shares of our common stock to constitute USRPIs.

Capital Gain Dividends

Under FIRPTA, a distribution made by us to a non-U.S. stockholder, to the extent attributable to gains from dispositions of USRPIs held by us directly or through pass-through subsidiaries, or USRPI capital gains, will be considered effectively connected with a U.S. trade or business of the non-U.S. stockholder and will be subject to U.S. federal income tax at the rates applicable to U.S. stockholders, without regard to whether the distribution is designated as a capital gain dividend. In addition, we will be required to withhold tax equal to 35% of the amount of capital gain dividends to the extent the dividends constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. However, the 35% withholding tax will not apply to any capital gain dividend with respect to any class of our stock which is regularly traded on an established securities market located in the U.S. if the non-U.S. stockholder did not own more than 5% of such class of stock at any time during the one-year period ending on the date of such dividend. Our common stock is regularly traded on an established securities market in the United States. Instead, any capital gain dividend will be treated as a distribution subject to the rules discussed above under “—Taxation of Non-U.S. Stockholders—Ordinary Dividends.” Also, the branch profits tax will not apply to such a distribution. A distribution is not a USRPI capital gain if we held the underlying asset solely as a creditor, although the holding of a shared appreciation mortgage loan would not be solely as a creditor. Capital gain dividends received by a non-U.S. stockholder from a REIT that are not USRPI capital gains are generally not subject to U.S. federal income or withholding tax, unless either (1) the non-U.S. stockholder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain) or (2) the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S. (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual’s net capital gain for the year). We do not anticipate that a material portion of our assets will constitute USRPIs.

Dispositions of Our Common Stock

Unless our common stock constitutes a USRPI, a sale of the stock by a non-U.S. stockholder generally will not be subject to U.S. federal income taxation under FIRPTA. Generally, with respect to any particular stockholder, our common stock will constitute a USRPI only if each of the following three statements is true:

(a)	Fifty percent or more of our assets on any of certain testing dates during a prescribed testing period consist of interests in real property located within the United States, excluding for this purpose, interests in real property solely in a capacity as creditor;

(b)	We are not a “domestically-controlled qualified investment entity.” A domestically-controlled qualified entity includes a REIT, less than 50% of value of which is held directly or indirectly by non-U.S. stockholders at all times during a specified testing period. Although we believe that we will be a domestically-controlled REIT, because our shares are publicly traded we cannot make any assurance that we will remain a domestically-controlled qualified investment entity; and

(c)	Either (i) our common stock is not “regularly traded,” as defined by applicable Treasury regulations, on an established securities market; or (ii) our common stock is “regularly traded” on an established securities market and the selling non-U.S. stockholder has actually or constructively held over 5% of our outstanding common stock any time during the shorter of the five-year period ending on the date of the sale or the period such selling non-U.S. stockholder held our common stock.

Specific wash sales rules applicable to sales of stock in a domestically-controlled qualified investment entity could result in gain recognition, taxable under FIRPTA, upon the sale of our common stock even if we are a domestically-controlled qualified investment entity. These rules would apply if a non-U.S. stockholder (a) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been taxable to such non-U.S. stockholder as gain from the sale or exchange of a USRPI, and (b) acquires, or enters into a contract or option to acquire, other shares of our common stock during the 61-day period that begins 30 days prior to such ex-dividend date.

If gain on the sale of our common stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

Gain from the sale of our common stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the U.S. to a non-U.S. stockholder in two cases: (a) if the non-U.S. stockholder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder, the non-U.S. stockholder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (b) if the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S., the nonresident alien individual will be subject to a 30% tax on the individual’s net capital gain.

Backup Withholding and Information Reporting

We will report to our U.S. stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding with respect to dividends paid unless the holder comes within an exempt category and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. In addition, we may be required to withhold a portion of capital gain distribution to any U.S. stockholder who fails to certify their non-foreign status.

We must report annually to the IRS and to each non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of our common stock within the U.S. is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our common stock conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Foreign Accounts

Federal legislation may impose withholding taxes on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities. Under this legislation, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends and sales proceeds to U.S. stockholders (as defined above) who own shares of our common stock through foreign accounts or foreign intermediaries and certain non-U.S. stockholders. The 30% withholding tax, pursuant to proposed Treasury regulations, would be imposed on payments made after December 31, 2013 with respect to dividends, and after December 31, 2014, with respect to gross proceeds from the sale or other disposition of, our common stock paid to a foreign financial institution or to a foreign entity other than a financial institution, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign entity that is not a financial institution either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner. If the payee is a foreign financial institution, it must enter into an agreement with the U.S. Treasury Department requiring, among other things, that it undertake to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. Prospective investors should consult their tax advisors regarding this legislation.

State, Local and Foreign Taxes

We and our stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which it or they transact business, own property or reside. The state, local or foreign tax treatment of our company and our stockholders may not conform to the U.S. federal income tax treatment discussed above. Any foreign taxes incurred by us would not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective stockholders should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our company’s common stock.

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. No assurance can be given as to whether, when, or in what form, U.S. federal income tax laws applicable to us and our stockholders may be enacted. Changes to the U.S. federal income tax laws and interpretations of U.S. federal income tax laws could adversely affect an investment in shares of our common stock.

BOOK-ENTRY SECURITIES

We may issue the securities offered by means of this prospectus in whole or in part in book-entry form, meaning that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. If securities are issued in book entry form, they will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to the securities. The Depository Trust Company is expected to serve as depositary. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by the depositary or any nominee of such depositary to a successor depositary or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the following provisions will apply to depositary arrangements.

Upon the issuance of a global security, the depositary for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by such global security to the accounts of persons that have accounts with such depositary, who are called “participants.” Such accounts shall be designated by the underwriters, dealers or agents with respect to the securities or by us if the securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to the depositary’s participants or persons that may hold interests through such participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

So long as the depositary for a global security or its nominee is the registered owner of such global security, such depositary or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such securities in definitive form and will not be considered the owners or holders thereof under the applicable instrument defining the rights of the holders of the securities.

Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such securities. None of us, our officers and board members or any trustee, paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, dividend or other amount in respect of a permanent global security representing any of such securities, will immediately credit its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for such securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Such payments will be the responsibility of such participants.

LEGAL MATTERS

Clifford Chance US LLP will pass upon the validity of the shares of the securities we are offering under this prospectus and certain federal income tax matters. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2011 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC’s public reference room located at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC, containing reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, at www.sec.gov.

This prospectus is a part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act covering securities that may be offered under this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC.

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference herein is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us, our business and our finances.

Document	Period
Annual Report on Form 10-K (File No. 001-35246)	Year ended December 31, 2011

Document	Period
Quarterly Report on Form 10-Q (File No. 001-35246)	Quarter ended March 31, 2012

Document	Dated
Current Report on Form 8-K (File No. 001-35246)	May 11, 2012

Document	Dated
Definitive Proxy Statement on Schedule 14A (File No. 001-35246)	March 27, 2012

Document	Dated
Description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-35246)	July 21, 2011

All documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, and any previously filed documents. In addition, all documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any of the securities covered under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents.

If you request, either orally or in writing, we will provide you with a copy of any or all documents that are incorporated by reference. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests should be addressed to us at 9 West 57th Street, New York, New York 10019, Attention: Apollo Residential Mortgage, Inc., Investor Relations, or contact our offices at (212) 515-3200. The documents may also be accessed on our website at www.ApolloResidentialMortgage.com.